Exhibit 2.4

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                            ASSET PURCHASE AGREEMENT

                                 by and between

                         HORIZON MEDICAL PRODUCTS, INC.

                                       and

                            IDEAS FOR MEDICINE, INC.

                                 October 9, 2000



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                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of October 9, 2000 by and between HORIZON MEDICAL PRODUCTS, INC., a Georgia corporation ("Horizon"), and IDEAS FOR MEDICINE, INC., a Florida corporation ("IFM").


                              W I T N E S S E T H:

     WHEREAS, IFM is a wholly-owned subsidiary of CryoLife, Inc., a Florida corporation ("CryoLife"), and is in the medical device manufacturing business (the "Business");

     WHEREAS, Horizon and IFM previously entered into that certain purchase agreement, dated as of May 19, 1998 (the "First Purchase Agreement"), pursuant to which Horizon purchased certain assets of IFM;

     WHEREAS, Horizon and IFM previously entered into that certain purchase agreement, dated as of September 30, 1998 (the "Second Purchase Agreement"), pursuant to which Horizon purchased certain additional assets of IFM; and

     WHEREAS, Horizon wishes to acquire substantially all of the remaining assets of IFM, and IFM wishes to sell such assets, all on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Horizon and IFM agree as follows:

     1. Purchase and Sale of Assets; Assumed Liabilities.

          1.1 Purchase and Sale of Assets. On the Closing Date (as hereinafter defined), upon and subject to the terms and conditions of this Agreement, IFM shall sell, transfer, assign, convey, and deliver to Horizon, and Horizon shall purchase and acquire from IFM all right, title and interest of IFM in and to all of the assets, properties and rights of IFM, of every kind and description, personal and mixed, tangible and intangible, wherever situated, except for the Excluded Assets (as defined in Section 1.4) (collectively, the "Purchased Assets"), free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever, except for the Assumed Liabilities (as defined in Section 1.7). The Purchased Assets shall not include any assets previously purchased by Horizon pursuant to the First Purchase Agreement or the Second Purchase Agreement.

          1.2  Purchased  Assets.  Except as  otherwise  expressly  set forth in
Section 1.4 hereof, the Purchased Assets shall include, without limitation, the following assets, properties and rights of IFM:

          (a) All of IFM's right, title and interest in and to its fixed assets,
     as  further  described  in  Schedule  1.2(a)  hereto,  including,   without

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     limitation, all production equipment,  office equipment, dies, drawings and other equipment used in the production, manufacture, sale, marketing or distribution of products (the "Fixed Assets");

          (b) All of IFM's right, title and interest in and to (1) all finished goods inventory as of the close of business on the Closing Date, including, without limitation, the items set forth on Schedule 1.2(b)(1) hereto, and all containers and other packaging materials associated with such finished goods inventory (the "Finished Goods Inventory"); and (2) all other inventory, as further described in Schedule 1.2(b)(2) hereto, including, without limitation, raw materials and work in process, whether located at IFM's or CryoLife's facilities, in route to the sterilizer or other outside vendors, or elsewhere (the "Other Inventory," and together with the Finished Goods Inventory, collectively, the "Inventory").

          (c) All leasehold improvements, as further described in Schedule 1.2(c) hereto, including, without limitation, clean rooms and air handling equipment;

          (d) All of IFM's right, title and interest in and to all United States and foreign patents, patent application, tradenames, trademarks, copyrights, trade dress, logos, business and product names, slogans, inventions, trade secrets, industrial models, formulas, processes, designs, confidential and technical information, manufacturing, engineering and technical drawings, product specifications, know-how and all other material intangible property and intellectual property rights to or similar to and registrations and applications for registration relating to any of the foregoing or licenses owned by IFM (collectively, "Intellectual Property") including, without limitation, the items set forth on Schedule 1.2(d) hereto;

          (e) All of IFM's and/or CryoLife's rights and benefits pursuant to those certain third-party contracts and agreements set forth on Schedule 1.2(e) hereto and incorporated herein by reference (the "Assigned Contracts");

          (f) All of IFM's right, title and interest in and to the "Ideas for Medicine" and "IFM" names and any trademarks and tradenames, designs and logos associated therewith; and

          (g) All records and documents related to the Business or the Purchased Assets, whether in paper, electronic or other media, including, without limitation, all FDA 510(k) filings and other FDA filings, all drawings and designs, all test protocols and results, all biocompatibility data, all customer lists, sales brochures, medical records, all production records and all other business records. IFM shall be entitled to keep a copy of all such records and documents. IFM shall protect such records and documents under the confidentiality provisions of Section 11.1 through the sixth
     (6th) anniversary of the Closing Date and shall then promptly destroy all of such records and documents with written notice to Horizon confirming such destruction. After the destruction of such records and documents, IFM will have access to such records and documents in Horizon's possession in accordance with Section 6.8(b). Such records and documents will be used by IFM solely for the preparation of the prosecution or the defense of any


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     suit, action, litigation or administrative, arbitration or other proceeding or investigation by or against IFM or CryoLife or for any third party claim for which indemnification is claimed pursuant to the terms of Section 9 below, or for the preparation for the filing of any document required by any federal, state or local governmental department, regulatory agency, authority, commission, board or court.

          1.3 Technical Files. At the Closing, IFM shall deliver to Horizon copies of the technical file or dossier on the CE mark for each Product, which copies shall include, without limitation, all paper and electronic files related to IFM's products. IFM may redact from such copies any information pertaining to the Excluded Products.

          1.4 Excluded Assets. IFM shall retain and shall not sell or deliver to Horizon, and Horizon shall not purchase from IFM, the following assets, all of which shall be excluded from the Purchased Assets (collectively, the "Excluded Assets"):

          (a) All cash;

          (b) All accounts receivable relating to or arising out of sales on or before the Effective Date;

          (c) Any rights including without limitation, all trade secrets, know how and other intellectual property to the following products and their related inventory and packaging (collectively, the "Excluded Products"):

               (i) BioGlue applicator tip connector;

               (ii) heart value holder;

               (iii) BioGlue Aortic dissection catheters;

               (iv) CryoValve tags; and

               (v)  Cardiac   Manipulator   for  Minimally   Invasive   Surgical
          Procedures;

          (d) Any raw materials supplied by third parties, including, without limitation, work in progress and finished goods inventory resulting from such raw materials, to which title shall remain with such third party supplier pursuant to an Assigned Contract;

          (e) Accounts receivable resulting from work performed under the Assigned Contracts prior to the Effective Date, as set forth in Schedule 1.4(e) hereto;

          (f) Any packaging or other items bearing the "CryoLife" name;

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          (g) Any  materials,  equipment,  fixtures,  dies and tooling listed on
     Schedule 1.4(g) which are utilized in connection with the packaging and manufacture of the Excluded Products;

          (h) All packaging for and work in process and inventory of the Excluded Products, including, without limitation, all BioGlue dispensers, mixing tips and twist rings and connectors, all CryoPacks, and all CryoLife Intermediates (also known as allograft packaging); and

          (i) All equipment owned by third parties and listed on Schedule 1.4(i) hereto, which shall continue to be owned by such third parties.

          1.5 Liabilities Not Assumed. Except as expressly set forth in Section 1.7, Horizon shall not and will not accept or assume any liability or obligation of any nature whatsoever (whether express or implied, fixed or contingent, liquidated or unliquidated, known or unknown, accrued or to become due) of IFM or CryoLife. Without limiting the generality of the foregoing, Horizon shall not and will not accept nor assume any liability or obligation of IFM:

          (a) arising from or related to any federal, state, or local income, sales, use, excise, or other tax of IFM (including without limitation any such taxes incurred by IFM as a result of the transactions contemplated hereby), except as set forth in Section 1.7(c);

          (b) relating to any employees or former employees of IFM arising by reason of any such other person's employment or termination of employment by IFM, except as expressly set forth in Section 6.5;

          (c) resulting from the conduct of the Business on or prior to the Closing Date, provided the foregoing shall not be deemed to limit IFM's right to seek indemnification from Horizon under the Manufacturing Agreement (as defined in Section 2.7);

          (d) resulting from any product manufactured by IFM for Horizon pursuant to the Manufacturing Agreement (the "HMP/IFM Products") which is returned to Horizon or IFM prior to, on, or after the Closing Date if such product (i) is defective as a result of a defect in the manufacture or assembly thereof (and not as a result of any defect in the design or specifications), and (ii) was sold by IFM, or is a part of the Finished Goods Inventory (a "Defective HMP/IFM Product"), provided such defect is not caused by the action or inaction of Horizon;

          (e) resulting from IFM's production, manufacture and assembly of any of IFM's products other than the HMP/IFM Products (the "Non-HMP Products") on or prior to the Closing Date, including, without limitation, any personal injury or product damage whether occurring prior to, on, or after the Closing Date, caused by or through or arising as a result of the marketing, sale, delivery, production, manufacture or assembly by IFM of the Non-HMP Products;

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          (f) resulting from any defective or damaged Non-HMP  Product  returned to Horizon or IFM prior to, on, or after the Closing  Date if such  product
     (i) was sold by IFM, or (ii) is a part of the Finished Goods Inventory (a "Defective Non-HMP Product," and together with the Defective HMP/IFM Products, collectively, the "Defective Products"), provided such defect or damage is not caused by the action or inaction of Horizon; or

          (g) resulting from IFM's lack of compliance with any applicable federal, state, or local laws, rules, regulations, ordinances, or orders.

          1.6 Valuation For Tax Reporting  Purposes.  IFM and Horizon agree that
Schedule 1.6, in which the parties have allocated the Purchase Price (as defined below) among the Purchased Assets, has been jointly prepared by the parties hereto. The parties agree to use Schedule 1.6 in preparing and filing their respective Forms 8594 with the Internal Revenue Service and for all other relevant federal and state income tax purposes. Each party will provide a copy of the Form 8594 to the other party prior to filing. In the event the parties are unable to agree on Schedule 1.6 as of the Closing, the parties shall agree on such Schedule 1.6 within ninety (90) days of the Closing Date.

          1.7 Assumption of Liabilities. On the Closing Date, Horizon shall assume from IFM the following liabilities and obligations of IFM (the "Assumed Liabilities"):

          (a) the trade payables of IFM with respect to Inventory received after the Effective Date and the trade payables of IFM arising in respect of the provision of goods (excluding Inventory) or services on or after the Effective Date;

          (b) all ad valorem taxes on the Purchased Assets accruing on or after the Effective Date; and

          (c) the monetary obligations of IFM accruing on or after the Effective Date under the Assigned Contracts and all other obligations or liabilities under the Assigned Contracts accruing after the Closing Date.

     2. Purchase Price; Refund of Purchase Price.

          2.1 Purchase Price. In consideration for IFM's sale, transfer and delivery of the Purchased Assets (as defined above) to Horizon, Horizon shall deliver to IFM at Closing a promissory note in the form of Exhibit A hereto (the "Note") in favor of IFM with a principal amount equal to Five Million Nine
Hundred Forty-Five Thousand Two Hundred Sixteen Dollars ($5,945,216) (the "Purchase Price'). The terms of the Note shall be as follows:

          (a) Three Million Eight Hundred Thousand Dollars ($3,800,000) of the Note shall bear interest at the rate of nine percent (9%) per annum and shall be payable in monthly installments of principal and interest of One Hundred Forty Thousand Dollars ($140,000) per month until all principal and interest due under the Note is paid in full.

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          (b) Two Million One Hundred  Forty-Five  Thousand Two Hundred  Sixteen
     Dollars ($2,145,216) of the Note shall bear no interest so long as Horizon makes all payments under the Note on a timely basis.

          (c) If Horizon fails to make any payment under the Note on time, the remaining principal balance of the Note shall bear interest at eighteen percent (18%). If Horizon makes all payments on a timely basis without any late or deficient payments until such time as the principal balance on the
     Note is reduced (by payment, set-off, adjustment or otherwise) to Two Million One Hundred Forty-Five Thousand Two Hundred Sixteen Dollars ($2,145,216), IFM shall forgive the remaining Two Million One Hundred Forty-Five Thousand Two Hundred Sixteen Dollar ($2,145,216) principal balance of the Note (the "Discount").

          2.2. Scheduled Payment of Note. Horizon agrees to pay under the Note the sum of One Million Dollars ($1,000,000) in cash (the "Scheduled Payment") upon the earlier of (i) the closing of one or more equity financings which result in consideration to Horizon of at least Fifteen Million Dollars ($15,000,000) in exchange for Horizon common and/or preferred stock (the "Equity Financing") or (ii) April 3, 2001. In the event Horizon's pays the Scheduled Payment prior to April 3, 2001, IFM shall forgive One Million Dollars ($1,000,000) of the principal amount of the Note in accordance with the terms of the Note.

          2.3. Physical Inventory.

          (a) Horizon and IFM have taken a physical inventory of the Inventory and Fixed Assets (the "Physical Inventory") prior to Closing. Based on the Physical Inventory, the Purchase Price shall be adjusted as follows to reflect the difference, if any, between (1) the estimated value of the Inventory and the Fixed Assets totaling Three Million Three Hundred Eighteen Thousand Three Hundred Twenty ($3,318,320) (the "Estimated Asset Value"), and (2) the value of the Inventory and Fixed Assets reflected in the Physical Inventory (the "Actual Asset Value").

               (i) In the event that the Estimated Asset Value is greater than the Actual Asset Value, the principal amount of the Note shall be reduced to reflect the difference between the Estimated Asset Value and the Actual Asset Value.

               (ii) In the event that the Actual Asset Value is greater than the Estimated Asset Value, the principal amount of the Note shall be increased to reflect the difference between the Actual Asset Value and the Estimated Asset Value.

          (b) For purposes of determining the Actual Asset Value pursuant to this Section 2.3, (i) the value of all raw materials, work in process and finished goods inventory shall reflect IFM's fully absorbed cost which shall be equal to the original cost of such Inventory, excluding any


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     write-off or discount  subsequently taken by IFM with respect thereto,  and
     (ii) the value of the Fixed  Assets  shall be the book value for such Fixed
     Assets,   calculated  in  accordance  with  generally  accepted  accounting principles.

          (c) In connection with the Purchase Price adjustment  pursuant to this
     Section 2.3, the Parties shall take into account the appropriate prorations for the following items: utilities, phone service, deposits, rent, prepaid items and employee compensation. IFM shall be responsible for all such expenses incurred or accruing prior to October 1, 2000, and Horizon shall be responsible for all such expenses incurred or accruing on or after October 1, 2000.

          (d) In the event that the parties are unable to agree on the amount of the Purchase Price adjustment required pursuant to this Section 2.3, if any, within twenty (20) days after the Closing Date, Horizon and IFM shall engage an independent accounting firm ("IA") at such time, to determine the amount of the Purchase Price adjustment. The cost of the IA shall be paid equally by both parties. The decision of the IA shall be made within thirty
     (30) days after being engaged and shall be final and binding on the parties. In the event that Horizon and IFM are unable to agree on the IA by the twentieth (20th) day after the Closing Date, any dispute under this
     Section 2.3 shall be settled in accordance with the provisions of Section 2.4(b).

          (e) Any  adjustment to the Purchase  Price  required  pursuant to this
     Section 2.3 will be made against the principal balance of the Note. In the event of such adjustment, IFM shall surrender the Note, and Horizon shall execute and deliver to IFM an amended and restated Note that reflects such adjustment. In such case, the original Note shall be canceled regardless of any failure of IFM to deliver said Note, which failure shall not affect the amendment and restatement of the Note. Any failure of Horizon to deliver an amended and restated Note if required hereunder shall not affect the obligation to make payments as required hereunder.

          2.4 Refund for Damaged Finished Goods Inventory.

          (a) IFM and CryoLife agree to reduce the principal amount of the Note by the price paid by Horizon for any Defective Product in accordance with this Section 2.4. On or before the ninetieth (90th) day after delivery of the Inventory pursuant to Section 2.5, Horizon shall return all products which are alleged to be Defective Products to IFM or CryoLife for inspection with a description of the alleged defect or damage. If IFM determines in good faith that a product is a Defective Product, IFM or CryoLife shall agree to reduce the principal amount of the Note by the price paid by Horizon for each such Defective Product. In the event of such a reduction, IFM shall surrender the Note, and Horizon shall execute and deliver to IFM or CryoLife an amended and restated note that reflects such adjustment.

          (b) Any dispute between the parties under this Section 2.4 shall be settled by arbitration conducted in Atlanta, Georgia before and in accordance with the then existing Rules for Commercial Arbitration of the


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     American  Arbitration  Association,  provided  that only one  arbitrator as
     selected  by  the  American  Arbitration   Association  shall  conduct  any
     arbitration proceeding. Any arbitration shall be final and binding. Any judgment upon any interim or final award or order rendered by the arbitrator may be entered by any federal or state court having jurisdiction thereof. Each party in the arbitration proceeding shall bear its own costs and expenses of investigating, preparing, and pursuing such arbitration claim. The cost of the arbitration shall be borne by the non-prevailing party which the arbitration will determine in such arbitration proceeding. In the event that the arbitrator is unable to determine a prevailing and non-prevailing party, the cost of arbitration will be shared equally.

          2.5 Shipment of Finished Goods Inventory to Horizon. On or before the sixtieth (60th) business day after the Closing Date, IFM will deliver the Finished Goods Inventory which is located at any location (a "Storage Location") other than the Premises (as defined in Section 4.7) to Horizon or its carrier F.O.B. such Storage Location. IFM shall deliver such finished Goods Inventory at such times and in such number of shipments as instructed by Horizon; provided, however, that the number of shipments requested by Horizon shall not exceed four
(4) shipments.

          2.6 Manufacturing Agreement. Horizon and IFM hereby agree to terminate that certain Manufacturing Agreement dated as of September 30, 1998, by and between Horizon and IFM (the "Manufacturing Agreement"), as of the Closing Date and agree that the Manufacturing Agreement shall have no further force or effect after the Closing Date; provided, however, that the provisions of Sections 6, 8, 9, 12, 14, 17, 18 and 19 of the Manufacturing Agreement shall survive such termination. The parties acknowledge and agree that upon termination of the Manufacturing Agreement as provided herein, (i) Horizon shall not owe any further payment to IFM under the Manufacturing Agreement, (ii) Horizon shall not be subject to any claims, liabilities, obligations, losses, costs, expenses, penalties, fines or other judgments (at equity or at law) or damages (collectively, "Damages"), whenever arising or incurred, arising out of or relating to Horizon's default under the Manufacturing Agreement prior to the date hereof, excluding Damages for which the other party is entitled to indemnification pursuant to Section 6 thereof, and (iii) IFM shall not be subject to any Damages, whenever arising or incurred, arising out of or relating to default by IFM, if any, under the Manufacturing Agreement prior to the date hereof, excluding Damages for which the other party is entitled to indemnification pursuant to Section 6 thereof.

     3. Closing.

          3.1 Date and Place of Closing. The purchase and sale of the Purchased Assets contemplated by this Agreement (the "Closing") shall occur at the offices of King & Spalding at 191 Peachtree Street, Atlanta, Georgia on October 9, 2000 (the "Closing Date"). The term "Effective Date" as used in this Agreement shall mean the opening of business on October 1, 2000.

          3.2 Deliveries by IFM. At the Closing, IFM shall deliver or cause to be delivered to Horizon the following:

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          (a) An  executed  copy of the  Guaranty  of  CryoLife  in the  form of
     Exhibit B hereto (the "CryoLife Guaranty");

          (b) An executed copy of the Bill of Sale and General Assignment from IFM in the form of Exhibit C hereto (the "Bill of Sale") conveying good and marketable title to the Purchased Assets free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, charges, encumbrances, equities, and other claims of any kind or nature whatsoever (collectively, "Encumbrances");

          (c) An executed copy of the Assignment and Assumption Agreement in the form of Exhibit D hereto (the "Assignment and Assumption Agreement") assigning the Assigned Contracts to Horizon;

          (d) A legal opinion of Arnall, Golden & Gregory, counsel to IFM, in the form of Exhibit E hereto;

          (e) An executed copy of the Sublease Agreement in the form of Exhibit F hereto (the "Sublease Agreement");

          (f) An executed copy of the Manufacturing, Assembly and Packaging Agreement in the form of Exhibit G hereto (the "Manufacturing, Assembly and Packaging Agreement"), pursuant to which Horizon shall provide certain manufacturing, assembly and packaging services to CryoLife;

          (g) An executed copy of the Transition Services Agreement in the form of Exhibit H hereto (the "Transition Services Agreement"), whereby IFM and CryoLife agree to continue to provide information technology, accounting and laboratory services during the transition period;

          (h) A certificate of IFM as required by Section 7.3 hereof;

          (i) A certified copy of the corporate charter and bylaws of IFM, and the resolutions of the Board of Directors of IFM and the shareholder(s) of IFM authorizing the transactions contemplated by this Agreement;

          (j)  Certificates  from the appropriate  public  officials  evidencing
     IFM's  good  standing  in  its  state  of   incorporation   and  any  other
     jurisdiction in which IFM is qualified to conduct business;

          (k) The written consent of each party to the Assigned Contracts consenting to the assignment of such Assigned Contract if such consent is required under such Assigned Contract;

          (l) Actual possession and operating control of the Purchased Assets;

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          (m) A list of open purchase orders for materials  purchased by IFM but not yet received by IFM, together with any supporting materials relating to such open purchase orders as Horizon shall reasonably request; and

          (n) Such other instruments, assignments, terminations, releases, and other instruments of transfer, assignment, and release of IFM as shall be reasonably deemed necessary by Horizon to vest in Horizon good and marketable title to the Purchased Assets, free and clear of any and all Encumbrances.

          3.3 Deliveries by Horizon. At the Closing, Horizon shall deliver or cause to be delivered to IFM the following:

          (a) The Purchase Price in the manner provided by Section 2 hereof,

          (b) An executed copy of a Security Agreement in the form of Exhibit I hereto evidencing a security interest in all of the Purchased Assets purchased by Horizon to secure payment of the Note which will be junior in priority to the security interests granted to secure (i) Horizon's Obligations (as defined in that certain Amended and Restated Credit Agreement dated as of May 26, 1998, among Horizon, Bank of America, N.A. f/k/a NationsCredit Commercial Corporation ("Lendee"), and Stepic
     Corporation, Horizon Acquisition Corp., and Strato/Infusaid Inc., as Guarantors, as amended prior to or following the date hereof (collectively, the "Credit Agreement")) under or in connection with the Credit Agreement, as the Credit Agreement and/or such Obligations may be increased, renewed, modified, extended or otherwise changed in the absolute discretion of Lender, and (ii) any future bank indebtedness incurred by Horizon; provided, however, that in no event shall the aggregate of subsections (i) and (ii) above exceed Sixty-Five Million Dollars ($65,000,000) of principal indebtedness, exclusive of interest, fees and other charges (collectively, the "Bank Indebtedness").

          (c) An executed copy of the Manufacturing, Assembly and Packaging Agreement;

          (d) An executed copy of the Transition Services Agreement;

          (e) A legal opinion of King & Spalding, counsel to Horizon in the form of Exhibit J hereto;

          (f) A certificate of Horizon as required by Section 8.2 hereof;

          (g) A certified copy of the corporate charter and bylaws of Horizon, and the resolutions of the Board of Directors of Horizon authorizing the transactions contemplated by this Agreement;

          (h) A Certificate from the Secretary of State of Georgia evidencing Horizon's good standing in the State of Georgia, and Certificates from any states where Horizon is qualified to do business as a foreign corporation;

          (i) An executed copy of the Assignment and Assumption Agreement; and

          (j) An executed copy of the Sublease Agreement.

     4. Representations and Warranties of IFM. In order to induce Horizon to enter into this Agreement and to consummate the transactions contemplated hereunder, IFM represents and warrants to and covenants with Horizon that:

          4.1 Organization and Good Standing. IFM is a corporation duly organized, validly existing, and in good standing under the laws of Florida, and has the requisite corporate power and authority to execute and deliver this Agreement and all other documents, agreements, and certificates (collectively, the "IFM Transfer Documents") which are required to be executed and delivered by IFM pursuant to this Agreement and to perform in all respects its obligations hereunder and thereunder. IFM is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or the character of the assets owned or leased by IFM makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not materially impair or adversely affect the transactions contemplated hereunder. IFM has all of the necessary local, state, and federal licenses and permits to carry on and operate the Business.

          4.2 Due Authorization; Enforceability; No Conflict. The execution, delivery, and performance of this Agreement and the IFM Transfer Documents have been duly authorized by all requisite corporate action on the part of IFM. This Agreement has been duly executed and delivered by IFM and constitutes, and each of the IFM Transfer Documents when executed and delivered will constitute, valid and binding obligations of IFM, enforceable in accordance with and subject to their respective terms, except as limited by bankruptcy, insolvency, reorganization, and similar laws affecting the enforcement of creditors' rights or contractual obligations generally. Except as expressly described in Schedule 4.2, the execution, delivery, and performance by IFM of this Agreement and IFM Transfer Documents, the assignment of IFM's rights under the Assigned Contracts, and the consummation of the transactions contemplated hereby and thereby will not:

          (a) violate any provision of the Articles of Incorporation or bylaws of IFM;

          (b) result in the creation of any liens, security interests, or encumbrances upon any of the Purchased Assets, assuming the consents set forth on Schedule 4.2 are obtained;

          (c) violate any provision of any judicial or administrative order, award, judgment, or decree applicable to IFM;

          (d) conflict with, result in a material breach of or constitute a default under any agreement or instrument to which IFM is a party or by which it is bound, assuming the consents set forth on Schedule 4.2 are obtained;

          (e) violate, in any material respect, any applicable law, rule, ordinance, or regulation applicable to IFM; or

          (f) require IFM to obtain the consent, approval, or authorization of, or require IFM to file with, any federal, state, or local governmental authority or agency, any lender or lien holder, or other person or entity.

          4.3 Litigation. There are no judicial or administrative actions, suits, or proceedings or, to the knowledge of IFM, any investigations pending against IFM or CryoLife which would, if adversely determined, prevent, hinder, delay, or otherwise adversely affect the consummation of the transactions contemplated hereby. IFM is not a party to or subject to the provisions of any order, decree, or judgment of any court or of any governmental authority or agency which may prevent, hinder, or otherwise adversely affect the consummation of the transactions contemplated hereby. Except as expressly described in
Schedule 4.3, to the knowledge of IFM, there are no outstanding or pending product liability, intellectual property infringement or other claims that have been asserted against IFM, nor are there any outstanding or pending claims that have been asserted against CryoLife arising out of or related to the Business or the Purchased Assets.

          4.4 Ownership of Assets.

          (a) On the Closing Date, IFM will have, and upon completion of the Closing will have conveyed to Horizon, good and marketable title to the Purchased Assets, free and clear of any and all Encumbrances.

          (b) All equipment and other items of tangible property and assets which are included in the Purchased Assets are in good operating condition and repair subject to normal wear and maintenance, and are usable in the regular and ordinary course of business.

          (c) There are no existing agreements, options, commitments or rights with, of or to any person to acquire any of the assets, properties or rights included in the Purchased Assets or any interest therein.

          4.5 Tax Returns; Taxes. IFM has duly filed all federal, state, local and foreign tax returns required to be filed by them, all such returns are accurate in all material respects, and IFM has duly paid or made adequate provisions for the payment of all taxes (including any interest, penalties and additions to tax) which are due or payable pursuant to such returns or which otherwise are due and payable in any jurisdiction, whether or not in connection with such returns. There are no pending claims asserted for taxes of IFM or outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of IFM or outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of IFM for any period that would affect the Business or the transaction contemplated by this Agreement or any of IFM Transfer Documents. IFM has made all estimated income tax deposits and all other required tax payments or deposits and have complied for all prior periods in all material respects with the tax withholding provisions of all applicable federal, state, local and other laws.

          4.6 Inventory. The Inventory is of good and usable quality and is merchantable and saleable in the ordinary course of business.

          4.7 Insurance. Schedule 4.7 hereto sets forth a true and correct description of all insurance policies of any nature whatsoever maintained by CryoLife or IFM on the date of this Agreement relating to the Business or any property owned, leased or used by IFM (the "Premises"). Neither CryoLife nor IFM has received notice of a cancellation with respect to such policies or of any default thereunder. Each of IFM or CryoLife has complied in all material respects with the terms and provisions of such policies. Within the past two years, neither CryoLife nor IFM has been refused any basic insurance coverage applied for with respect to the Business.

          4.8. Intellectual Property. Except as expressly described on Schedule 4.8:

          (a) No interference or infringement actions or other judicial or adversary proceedings concerning any of such items of intangible personal property are pending, and to the best of IFM's knowledge, no such action or proceeding is threatened;

          (b) To the best of IFM's knowledge, IFM has the right and authority to use the Intellectual Property in connection with the conduct of the Business in the manner presently conducted, and to the best of IFM's knowledge, such use does not conflict with, infringe upon, or violate any rights of any other person, firm, or corporation;

          (c) There are no outstanding or, to the best of IFM's knowledge, threatened disputes or other disagreements with respect to any of the Intellectual Property;

          (d) To the best of IFM's knowledge, there is no proprietary intangible personal property used in any material respect in the operations of the Business as presently conducted that is not owned by or licensed to IFM; and

          (e) To the best of IFM's knowledge, none of the Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, or administrative agency, nor has any of the Intellectual Property been the subject of any litigation involving IFM or CryoLife within the last four years, whether or not resolved in favor of IFM.

          4.9 Contracts. Schedule 4.9 hereto sets forth a true and correct list of each contract pertaining to the Business (other than the Assigned Contracts and the Manufacturing Agreement) to which IFM or CryoLife is a party (collectively and together with the Assigned Contracts, but excluding the Manufacturing Agreement, the "Contracts"). True, complete, and correct copies of each of the Contracts, or where they are oral, true and complete written summaries thereof, have been delivered to Horizon by IFM. Except as expressly described on Schedule 4.9:

          (a) IFM has fulfilled all material obligations required pursuant to each Contract to have been performed by IFM;

          (b) There has not occurred any default under any of the Contracts on the part of IFM or, to the best knowledge of IFM, on the part of any other party thereto, nor has any event occurred which, with the giving of notice or the lapse of time, or both, would constitute a default on the part of IFM under any of the Contracts, nor, to the best of IFM's knowledge, has any event occurred which, with the giving of notice or the lapse of time, or both, would constitute a default on the part of any other party to any of the Contracts;

          (c) Except for the consents described on Schedule 4.2, no consent of any party to any of the Contracts is required for the execution, delivery, or performance of this Agreement or the consummation of the transactions contemplated hereby; and

          (d) All such Contracts are in full force and effect and enforceable against IFM and each other party thereto.

          4.10 Compliance with Law; FDA Matters.

          (a) Except as set forth on Schedule 4.10(a), IFM has all material authorizations, approvals, licenses and orders of and from all governmental and regulatory offices, agencies, officers and bodies necessary to carry on the Business as it is currently being conducted, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under all agreements to which it is a party (collectively, the "Material Licenses"), and IFM has been and is in compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision thereof to which its business and its employment of labor or its use or occupancy of properties or any part thereof are subject, the failure to obtain or the violation of which would have a Material Adverse Effect (as defined in Section 4.12(b)). Schedule 4.10(a) sets forth a true and complete list of all Material Licenses.

          (b) With respect to the Business and the Purchased Assets:

               (i) IFM has been and is in compliance with all current and otherwise applicable statutes, rules, regulations, standards, guides or orders pertaining to the Purchased Assets (each a "Law" and collectively the "Laws") administered or issued by the federal Food and Drug Administration ("FDA") and all other federal, state, local or foreign governmental departments, regulatory agencies, authorities, commissions, boards or courts or other law, rule or regulation-making entities having regulatory authority over CryoLife, IFM or the Business (the "Authorities"), except for any such failure to comply that would not have a Material Adverse Effect; and

               (ii) Except as set forth on Schedule 4.10(b)(ii), IFM has not received any notice of adverse findings, warning letters, Section 305 notices, subpoenas or other similar communications by any Authorities since September 30, 1998 related to the Purchased Assets.

          (c) There have been no recalls, field notifications, alerts or seizures requested or threatened relating to the Purchased Assets that Horizon has not itself directed.

          (d) IFM has made available to Horizon a copy of all its European Union notified body's certifications and all FDA inspection reports ("Form
     483's") or comparable reports of foreign authorities relating to the Business, IFM's responses to such Form 483's or comparable foreign reports. In addition, IFM will make available to Horizon information relating to design dossiers for the Excluded Products during the term of the Manufacturing, Assembly and Packaging Agreement.

          (e) The representations and warranties set forth in this Section 4.10 shall not apply to any environmental matters with respect to which Section
     4.17 shall solely apply.

          4.11 Transactions with Affiliates. Except for the Contracts identified on Schedule 4.11, no officer or director of IFM or CryoLife has any interest in:
(i) any contract, arrangement or understanding with, or relating to, the Business or the Purchased Assets; (ii) any loan, arrangement, understanding, agreement or contract for or relating to the Business or the Purchased Assets; or (iii) any property (real, personal or mixed), tangible or intangible, used or currently intended to be used in the Business.

          4.12 Financial Statements, Absence of Changes, and Related Matters.

          (a) IFM has delivered to Horizon (i) the unaudited balance sheets of IFM as of December 31, 1999 and the related statements of revenues and expenses for the fiscal years then ending; and (ii) the unaudited balance sheet of IFM as of August 31, 2000 (the "Interim Balance Sheet") and the related unaudited statements of revenues and expenses for the quarterly period then ended (the "Interim Balance Sheet Date"). All of the foregoing financial statements are hereinafter collectively referred to as the "Financial Statements." The Financial Statements have been prepared from and are in accordance with the books and records of IFM and present fairly the financial position and results of operations of IFM, in accordance with GAAP, as of the dates for the periods indicated.

          (b) Since the Interim  Balance Sheet Date,  there has not been (i) any material adverse effect upon the assets, liabilities, results of operations, financial condition, business or prospects of the Business (a "Material Adverse Effect"), (ii) any damage, destruction, loss or casualty to property or assets of the Business, not covered by insurance which property or assets are material to the Business, (iii) any liability or obligation (absolute, accrued or contingent) incurred or any bad debt, contingency or other reserve increased suffering, except, in each such case in the ordinary course of business and consistent with past practice, (iv) any cancellation of any debts or waiver of any claims or rights of substantial value, or sale, transfer or other disposition of any properties or assets real, personal or mixed, tangible or intangible) of substantial value relating to the Business, except in each such case in transactions in the ordinary course of business and consistent with past practice, (v) any transactions entered into other than in the ordinary course of business, or
     (vi) any agreements to do any of the foregoing (other than this Agreement).

          4.13 Hart-Scott-Rodino. No shareholder of CryoLife directly or indirectly beneficially owns or has the right to vote 50% or more of the outstanding voting securities of CryoLife, or, directly or indirectly, has the right (whether by contract or otherwise) to elect 50% or more of the members of the board of directors of CryoLife. The total assets (within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) of CryoLife are less than $100,000,000 in the aggregate.

          4.14 Officers, Directors and Employees. Schedule 4.14 contains (a) a true and complete list of all of the officers and directors of IFM, specifying
(i) their office, and (ii) their salary, bonuses, commissions and other compensation programs paid by IFM, and (b) a true and complete list of all of the employees of IFM as of the date hereof together with an appropriate notation next to the name of any employee on such list with whom IFM has a written employment agreement or to whom IFM has made verbal commitments which are binding on IFM.

          4.15 Employee Benefit Plans.

          (a) Definition of Benefit Plans. For purposes of this Section 4.15, the term "IFM Benefit Plan" means any plan, program, arrangement, fund, policy, practice or contract which, through which or under which IFM or any IFM ERISA Affiliate (as hereinafter defined) provides benefits or compensation to or on behalf of employees or former employees of IFM or any IFM ERISA Affiliate, whether formal or informal, whether or not written, including but not limited to the following:

               (i)  Arrangements.  Any  bonus,  incentive  compensation,   stock
          option, deferred compensation, commission, severance pay, golden parachute or other compensation plan or rabbi trust;

               (ii) ERISA  Plans.  Any  "employee  benefit  plan" (as defined in
          Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, but not limited to, any multiemployer plan (as defined in Section 3(37) and Section 4001(a)
          (3) of ERISA), defined benefit plan, profit sharing plan, money purchase pension plan, 401(k) plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits; and

               (iii) Other Employee Fringe Benefits. Any stock purchase, vacation, scholarship, day care, prepaid legal services, dependent care or other fringe benefit plans, programs, arrangements, contracts or practices.

          (b) IFM ERISA Affiliate. For purposes of this Section 4.15, the term "IFM ERISA Affiliate" means each trade or business (whether or not incorporated) which together with IFM is treated as a single employer under
     Section 414(b), (c), (m) or (o) of the Internal Revenue Code (the "Code").

          (c) Identification of Benefit Plans. Except for (i) those IFM Benefit Plans identified in Schedule 4.15, and (ii) IFM Benefit Plans which have been terminated and with respect to which neither IFM nor any IFM ERISA Affiliate has any material financial, administrative or other liability, obligation or responsibility, IFM neither maintains, nor have they at any time established or maintained, nor have they at any time been obligated to make, or otherwise made, contributions to or under or otherwise participated in any IFM Benefit Plan.

          (d) MEPPA Liability/Post-Retirement Medical Benefits/Defined Benefit Plans/Supplemental Retirement Plans. Neither IFM, nor any IFM ERISA Affiliate maintains, or has at any time established or maintained, or has at any time been obligated to make, or made, contributions to or under any multiemployer plan (as defined in Section 3(37) and Section 4001(a)(3) of ERISA). IFM does not maintain, nor has at any time established or maintained, nor has at any time been obligated to make, or made, contributions to or under (i) any plan which provides post-retirement medical or health benefits with respect to employees of IFM, (ii) any organization described in Sections 501(c)(9) or 501(c)(20) of the Code,
     (iii) any defined benefit pension plan subject to Title IV of ERISA.

          (e) Compliance with Laws. Each IFM Benefit Plan is in material compliance with the provisions of all applicable laws including, but not limited to, ERISA and the Code with respect to the administration and documentation of said plan. In addition, all medical benefit plans are in material compliance with the provisions of the Consolidated Omnibus Budget Reconciliation Act relating to the continuance of insurance coverage or benefit coverage and with the requirements of the Health Insurance Portability and Accountability Act.

          (f) Qualified Status. Each IFM Benefit Plan that is an employee benefit plan (within the meaning of Section 3(2) of ERISA) that is funded through a trust or insurance contract or is a welfare benefit plan (within the meaning of Section 3(l) of ERISA) funded through a trust has at all times satisfied in all material respects, by its terms and in its operation, all applicable requirements for an exemption from federal income taxation under Section 501(a) of the Code. Neither IFM nor any IFM ERISA Affiliate maintains or has previously maintained a IFM Benefit Plan which meets or was intended to meet the requirements of Section 401(a) of the Code except as disclosed on Schedule 4.15.

          (g) Legal Actions. There are no actions, audits, suits or claims which are pending or, to the knowledge of IFM, threatened against any IFM Benefit Plan, any fiduciary of any of IFM Benefit Plans with respect to IFM Benefit Plans or against the assets of any of IFM Benefit Plans, except claims for benefits made in the ordinary course of the operation of such plans.

          (h) Funding. Each of IFM and each IFM ERISA Affiliate has made full and timely payment of all amounts required to be contributed under the terms of each IFM Benefit Plan and applicable law or required to be paid as expenses under such IFM Benefit Plan, and no excise taxes are assessable as a result of any nondeductible or other contributions made or not made to a IFM Benefit Plan. The assets of all IFM Benefit Plans which are required under applicable laws to be held in trust are in fact held in trust, and the assets of each such IFM Benefit Plan equal or exceed the liabilities of each such plan. The liabilities of each other plan are properly and accurately reported on the financial statements and records of IFM. The assets of each IFM Benefit Plan are reported at their fair market value on the books and records of each plan.

          (i) Liabilities. Neither IFM nor any IFM ERISA Affiliate is subject to any material liability, tax or penalty to any person as a result of IFM's or any ERISA Affiliate's engaging in a prohibited transaction under ERISA or the Code, and IFM has no knowledge of any circumstances which reasonably might result in any such material liability, tax or penalty as a result of a breach of fiduciary duty under ERISA. No IFM Benefit Plan has suffered any accumulated funding deficiency within the meaning of Section 302 of ERISA and Section 412 of the Code. There is no lien upon any property of IFM or any IFM ERISA Affiliate outstanding pursuant to Section 412(n) of the Code in favor of any IFM Plan. No assets of IFM or any IFM ERISA Affiliate have been provided as security to any IFM Plan pursuant to
     Section 401 (a) (29) of the Code.

          (j) CIGNA Plan. The only IFM Benefit Plan which provides healthcare benefits to IFM employees is a fully insured, group health plan issued in the State of Florida which IFM purchased from CIGNA HealthCare (the "CIGNA Plan"). Except as set forth on Schedule 4.15(j), IFM pays 100% of the premiums for each employee's coverage under the CIGNA Plan for each calendar month (either in whole or in part from IFM's general assets or in whole or in part from payroll deductions duly authorized by each affected employee), and all such monthly premium for such coverage for each calendar month are paid at the beginning of each such calendar month. CIGNA HealthCare has no right to receive any payments from IFM or any IFM employee for such coverage in addition to such monthly premium payments, and IFM has no right to any refunds or rebates from CIGNA HealthCare with respect to any such coverage.

          4.16 Labor Relations. IFM is in material compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and IFM is not engaged in any unfair labor or unlawful employment practice. There is no unlawful employment practice or discrimination charge pending before the Equal Employment Opportunity Commission ("EEOC"), EEOC recognized state "referral agency" or any other governmental agency. There is no unfair labor practice charge or complaint against IFM pending before the National Labor Relations Board ("NLRB"). There is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of IFM, threatened against or involving or affecting IFM and no NLRB representation question exists respecting the employees of IFM. No grievance or arbitration proceeding relating to the employees of IFM is pending, and, to the knowledge of IFM, no written claim therefor exists with respect to any such employees. There is no collective bargaining agreement that is binding on IFM.

          4.17 Environmental Matters. To the best of IFM's knowledge, except as disclosed on Schedule 4.17 and in the environmental report (the "Horizon
Environmental  Report")  done by Horizon on the  Premises (as defined in Section
4.7 above) and except for such failure to comply that would not have a Material Adverse Effect, IFM is in compliance with all statutes, regulations and ordinances and common law requirements relating to hazardous substances and/or the protection of human health and the environment including, without limitation, the Clean Water Act, 33 U.S.C. ss. 1251 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., the Clean Air Act, 42 U.S.C. ss. 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the Emergency Planning Community Right-to-Know Act, 42 U.S.C. ss. 11,001
et seq., the regulations developed pursuant to these statutes and the corresponding state and local statutes, ordinances and regulations. To the best of IFM's knowledge, except as disclosed on Schedule 4.17 and the Horizon Environmental Report, IFM possesses all permits, authorizations, and other governmental approvals and registrations required under any statute, law, ordinance, regulation, or other legally binding requirement relating to hazardous substances and/or the protection of human health and the environment as are necessary for the continued operation of the Business, is in compliance with all such permits, authorizations, and approvals, and no proceedings are pending to revoke or modify such permits, authorizations, or approvals, except for a failure, non-compliance, or proceeding that would not have a Material Adverse Effect. To the best of IFM's knowledge, except as disclosed on Schedule
4.17 and the Horizon Environmental Report, there has been no release of a "hazardous substance" as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601(14) into the environment at the Premises, including, without limitation, any such release in the soil or groundwater underlying or adjacent to the Premises, except for such releases that would not have a Material Adverse Effect. To the best of IFM's knowledge, except as disclosed on Schedule 4.17 and the Horizon Environmental Report, there is no asbestos, polychlorinated biphenyls or underground storage tank located on the Premises, and there have been no releases at, on or under the Premises of asbestos, polychlorinated biphenyls or materials stored in underground storage tanks, including, without limitation, petroleum or petroleum-based materials, except for such releases that would not have a Material Adverse Effect. IFM has not received written notice of and no IFM officer has received any oral or written notice of any violation of any environmental statute or regulation or other legal requirement pertaining to environmental matters, nor has IFM been advised of any material claim or liability pursuant to any environmental statute or regulation or other legal requirement pertaining to environmental matters brought by any governmental agency or private party.

          4.18 Property.

          (a) To the best of IFM's knowledge, the structures owned or leased by IFM are structurally sound, are in good and safe operating condition and repair and are adequate for the uses to which they are being put, except for maintenance performed in the ordinary course of business.

          (b) Schedule 4.18(b) hereto sets forth a true and correct description of each of the services provided to IFM by CryoLife.

          4.19 Brokers. Neither IFM nor CryoLife has not retained, employed, or dealt with any third-party broker, finder, or investment banker in connection with this Agreement or the transactions contemplated hereby and no broker or other third-party is entitled to any commission or finder's fee as a result of any agreement or action taken by IFM or its affiliates in connection with such transactions.

     5. Horizon's Representations and Warranties. Horizon hereby represents and warrants to IFM as follows:

          5.1 Organization and Good Standing. Horizon is a corporation duly organized, validly existing, and in good standing under the laws of Georgia, and has the requisite corporate power and authority to execute and deliver this Agreement and the documents, agreements, and certificates (collectively, the "Horizon Transfer Documents") which are required to be executed and delivered by Horizon pursuant to this Agreement and to perform in all respects its obligations hereunder and thereunder.

          5.2 Due Authorization; Enforceability; No Conflict. The execution, delivery, and performance of this Agreement and the Horizon Transfer Documents have been duly authorized by all requisite corporate action on the part of Horizon. This Agreement has been duly executed and delivered by Horizon and constitutes, and each of the Horizon Transfer Documents when executed and delivered will constitute, the valid and binding obligation of Horizon, enforceable in accordance with and subject to their respective terms, except as limited by bankruptcy, insolvency, reorganization, and similar laws affecting the enforceability of creditors' rights or contractual obligations generally. Except as set forth on Schedule 5.2 attached hereto, the execution, delivery, and performance by Horizon of this Agreement and the Horizon Transfer Documents and the consummation of the transactions contemplated hereby and thereby will not:

          (a) Violate any provision of the Articles of Incorporation or bylaws of Horizon;

          (b) Violate any provision of any judicial, arbitral or administrative order, award, judgment, or decree applicable to Horizon;

          (c) Conflict with, result in a material breach of or constitute a default under any agreement or instrument to which Horizon is a party or by which it is bound;

          (d) Violate, in any material respect, any applicable law, rule, ordinance, or regulation applicable to Horizon; or

          (e) Require Horizon to obtain the consent, approval, or authorization of, or require Horizon to file a certificate, notice, application, report or other document with, any federal, state, or local governmental authority or agency, lender, lien holder, or other person or entity.

          5.3 Litigation.  There are no judicial,  arbitral,  or  administrative actions, suits, or proceedings or, to the knowledge of Horizon, any investigations pending against Horizon which would, if adversely determined, prevent, hinder, delay, or otherwise adversely affect the consummation of the transactions contemplated hereby. Horizon is not a party to or subject to the provisions of any order, decree, or judgment of any court or of any governmental agency which may prevent, hinder, or otherwise adversely affect the consummation of the transactions contemplated hereby.

          5.4 Brokers. Horizon has not retained, employed, or dealt with any third-party broker, finder, or investment banker in connection with this Agreement or the transactions contemplated hereby and no broker or other third-party is entitled to any commission or finder's fee as a result of any agreement or action taken by Horizon or its affiliates in connection with such transactions.

          5.5 Priority of Security Interest. Upon execution and delivery of the Security Agreement, IFM shall obtain a valid lien against all the Purchased Assets, prior to all other liens or encumbrances, including those which may hereafter accrue, except for any security interests granted with respect to the Bank Indebtedness. The current aggregate amount loaned and available for loan to Horizon under the Bank Indebtedness is approximately Fifty Million Seven Hundred Thousand Dollars ($50,700,000).

     6. Covenants and Agreements of the Parties.

          6.1 Horizon Access. Prior to the Closing, (i) authorized representatives of Horizon shall have reasonable access to the properties, books, records, employees and documents of IFM pertaining to the Business and Purchased Assets, (ii) IFM will furnish to Horizon all information with respect to the affairs of the Business that Horizon may reasonably request.

          6.2 Cooperation in Litigation. Each party will fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such party relating to or arising out of the conduct of the Business prior to or after the closing Date (other than litigation arising out of the transactions contemplated by this Agreement). Except as provided for by Section 9 hereof, the party requesting such cooperation shall pay the out-of-pocket expenses (including legal fees and disbursements) of the party providing such cooperation and of its officers, directors, employees, and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party's time spent in such cooperation or the salaries or cost of fringe benefits or other similar expenses paid by the parties providing such cooperation to its officers, directors, employees, and agents while assisting in the defense or prosecution of any such litigation or proceeding.

          6.3 Conduct of Business. From the date of this Agreement and through and including the Closing Date, (i) IFM shall conduct the Business in accordance with prior practice and only in the ordinary course of business and (ii) shall use its commercially reasonable efforts to preserve the Purchased Assets and to preserve for Horizon, IFM's favorable business relationship with its customers and others with whom business relationships exist. Without limiting the generality of the foregoing, unless otherwise consented in writing by Horizon, IFM shall:

          (a) not produce finished goods inventory in excess of the quantity that is needed to fill Horizon's purchase orders and sustain current inventory levels;

          (b) not purchase production equipment in excess of Twenty-Five Thousand Dollars ($25,000);

          (c) not purchase office equipment in excess of Ten Thousand Dollars ($10,000);

          (d) not enter into any material transaction not in the ordinary course of the Business;

          (e) not sell or transfer any of its assets, except for sales in the ordinary course of the Business;

          (f) not pledge or encumber any of the Purchased Assets;

          (g) not materially amend, modify, or terminate any material Contract relating to the Business or the Purchased Assets;

          (h) not reduce the amount of the Inventory other than in the ordinary course of the Business;

          (i) not make any material changes in its methods or business operations relating to the Business or the Purchased Assets; and

          (j) comply in all material respects with all Laws applicable to IFM, the Business or the Purchased Assets.

          6.4 CryoLife Projects. After the Closing, Horizon shall continue to perform the work currently being performed by IFM for CryoLife, including (i) the manufacturing and packaging of BioGlue dispensers, mixing tips and twist rings, (ii) the preparation of packaging for allograft tissue, and (iii) the preparation work for CryoLife's cryopaks, pursuant to the terms of the Manufacturing, Assembly and Packaging Agreement in the form of Exhibit G hereto.

          6.5 Employees. On the Closing Date, IFM shall terminate the employment of all employees of IFM, and Horizon shall rehire and engage only such employees as designated on Schedule 6.5(a) (the "Retained Employees"); provided, however, that the number of employees of IFM who do not become Retained Employees shall not exceed forty-nine (49) employees. Horizon agrees to pay the retention bonus amounts earned by the Retained Employees as set forth in the contracts listed on
Schedule 6.5(b) up to an aggregate amount of $62,123.24, plus any amount resulting from an increase in any Retained Employee's compensation on or after October 9, 2000. Horizon shall have no responsibility to pay any Retained Employee any separation benefit or severance compensation if Horizon should terminate the Retained Employee prior to December 1, 2000, except to the extent that such separation benefit or severance compensation results from any increase in any Retained Employee's compensation after October 9, 2000. Horizon shall continue the CIGNA Plan (as defined in Section 4.15(j)) under Horizon's name through the end of the current policy year for all Retained Employees. After the current policy year, Horizon shall continue the CIGNA Plan on a month-to-month basis until the Retained Employees are added to the Horizon group health plan. IFM shall take such steps as reasonably requested by Horizon to assign to Horizon IFM's rights and interests as the employer under the CIGNA Plan as of the Closing Date. All other liabilities and obligations arising from employment or termination of IFM employees who are not engaged by Horizon shall be the responsibility of IFM or CryoLife. All liabilities and obligations accruing after Closing relating to the Retained Employees shall be the responsibility of Horizon, and all liabilities and obligations relating to the Retained Employees accruing prior to Closing shall be the responsibility of IFM or CryoLife, except with respect to the payment of employee compensation that is prorated pursuant to Section 2.3(c) and as otherwise set forth herein. Notwithstanding the foregoing, Bill Wright shall become an employee of CryoLife, and Horizon shall not be responsible for any obligations or liabilities arising from the termination of Mr. Wright as an IFM employee. Mr. Wright's services shall be made available without cost to Horizon by CryoLife for a period of six (6) months following the Closing Date to assist with the transition of the Purchased Assets from IFM to Horizon. Mr. Wright shall make available to Horizon such information concerning the Business or the Purchased Assets as Horizon shall request.

          6.6 Transition Services. IFM and CryoLife agree to provide information technology services, accounting assistance and laboratory services to Horizon at cost for a period of transition as provided in the Transition Services Agreement in the form of Exhibit H hereto.

          6.7 Current Information. IFM will advise Horizon and Horizon will advise IFM in writing immediately, but in any event prior to the Closing, of:

          (a) the occurrence of any event which renders any of the representations or warranties set forth herein materially inaccurate or the awareness of either Horizon or IFM that any representation or warranty set forth herein was not materially accurate when made;

          (b) any fact that, if existing or known on the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement; and

          (c) the failure of any party hereto to comply with or accomplish any of the covenants or agreements set forth herein.

          6.8 Access.

          (a) IFM and CryoLife shall reasonably cooperate with Horizon after the Closing Date so that Horizon has access to any information relating to the Business or the Purchased Assets as is reasonably necessary (but only to the extent necessary) for (i) the preparation for or the prosecution or defense of any suit, action, litigation, or administrative, arbitration, or other proceeding or investigation by or against Horizon or for any third party claim for which indemnification is claimed pursuant to the terms of
     Section 9 below, (ii) the preparation and filing of any tax return or election relating to the Business or the Purchased Assets and any audit by any taxing authority relating thereto, (iii) the preparation and auditing of Horizon's financial statements, or (iv) the preparation and filing of any other document required by any federal, state, or local governmental department, regulatory agency, authority, commission, board, or court. The access contemplated by this provision shall be during normal business hours and upon not less than two (2) business days prior written request.

          (b) Horizon shall reasonably cooperate with IFM and CryoLife after the Closing Date so that IFM has access to information and documentation concerning the Purchased Assets as is necessary (but only to the extent necessary) for (i) the preparation for or the prosecution or the defense of any suit, action, litigation, or administrative, arbitration, or other proceeding or investigation by or against IFM or CryoLife or for any third party claim for which indemnification is claimed pursuant to the terms of
     Section 9 below, (ii) the preparation and filing of any tax return or election relating to the Business and any audit by any taxing authority relating thereto, or (iii) the preparation and filing of any other document required by any federal, state, or local governmental department, regulatory agency, authority, commission, board, or court. The access contemplated by this provision shall be during normal business hours and upon not less than two (2) business days' prior written request.

          6.9 Product Liability Insurance. The parties acknowledge and agree that IFM's obligation to maintain product liability insurance pursuant to
Section 6.6 of the Second Purchase Agreement and Horizon's obligation to maintain product liability insurance pursuant to Section 18 of the Manufacturing Agreement shall remain in effect following the execution of this Agreement, in accordance with the terms of the Second Purchase Agreement and the Manufacturing Agreement, respectively. In addition, the insurance that IFM maintains pursuant to Section 6.6 of the Second Purchase Agreement shall cover all products manufactured by IFM prior to the Closing Date, including, without limitation, the Excluded Products, in addition to the Products and the Products Business (as defined in the Second Purchase Agreement).

          6.10 Public Announcements. The timing and content of all announcements regarding any aspect of this Agreement or the transactions contemplated hereby to the financial community, government agencies, employees or the general public shall be agreed upon among the parties hereto in advance (unless Horizon or IFM is advised by counsel that any such announcement or other disclosure not mutually agreed upon in advance is required to be made by law or applicable rule of the American Stock Exchange and/or the New York Stock Exchange and then only after making a reasonable attempt to comply with the provisions of this Section).

          6.11 Labeling. All Products (as defined in the Second Purchase Agreement) shall be labeled as follows:

          (a) all Products labeled on or prior to the Closing Date (including all Finished Goods Inventory and labeled work in process) shall bear labels including the IFM and CryoLife names, and CryoLife grants Horizon a license to use its name and trademarks in the sale and distribution of such Products;

          (b) all Products labeled after the Closing Date and on or prior to the sixtieth (60th) day following the Closing Date shall bear labels including the IFM and CryoLife names; provided, however, that Horizon shall mark out the CryoLife name on such labels; and

          (c) all Products labeled after the sixtieth (60th) day following the Closing Date shall bear labels which do not include the CryoLife name.

     7. Conditions Precedent to Horizon's Obligations. Unless otherwise waived by Horizon, the obligations of Horizon under this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions:

          7.1 Approvals. Horizon's obligations to purchase the Purchased Assets are subject to:

               (i) approval by the Board of Directors of Horizon,

               (ii) approval by the Board of Directors of CryoLife,

               (iii) approval by Horizon's lender, Bank of America, N.A., and

               (iv) consent by Secret Promise, Ltd. to the Sublease Agreement.

          7.2 Encumbrances. IFM shall have delivered to Horizon evidence, in form and substance reasonably satisfactory to Horizon, that IFM has not created any Encumbrances and that no Encumbrances then exist on the Purchased Assets.

          7.3 Representations, Warranties, and Covenants. The representations and warranties of IFM contained in this Agreement shall be true and correct in all material respects at and as of the date hereof and at and as of the Closing Date with the same force and effect as though made at and as of the Closing Date, except for changes therein as may be specifically contemplated by this Agreement. IFM shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date. IFM shall have delivered to Horizon a certificate dated as of the Closing Date to the foregoing effect.

          7.4 Litigation Affecting Closing. There shall not be pending or threatened any action or proceeding for any injunction, writ, or preliminary restraining order, or for any order of any court, governmental agency, or arbitrator, domestic or foreign, federal, state, or local, of competent jurisdiction, or any investigation or examination which might result in such an action or proceeding, directing that the sale of the Purchased Assets to Horizon or any of the other transactions contemplated by this Agreement not be consummated or otherwise challenging the legality thereof, and there shall not be in effect on the Closing Date any such injunction, writ, or preliminary restraining order or such other order.

          7.5 Closing Deliveries. At the Closing, IFM shall have delivered to Horizon such instruments, documents, and certificates as are required pursuant to Section 3.2 hereof.

          7.6 No Damage, etc. Between the date of this Agreement and the Closing Date, there shall not have occurred any damage or destruction of, or loss to, any of the Purchased Assets, whether or not covered by insurance, which has had or may reasonably be expected to have a Material Adverse Effect, nor shall there have occurred any other event or condition which has had or which reasonably may be expected to have a Material Adverse Effect.

          7.7 Consents. IFM shall have obtained all necessary consents and approvals as set forth on Schedule 4.2, if any.

          7.8 Corporate Action. All corporate action necessary by IFM to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have duly and validly taken.

     8. Conditions Precedent to IFM's Obligations. Unless otherwise waived by IFM, the obligations of IFM under this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions:

          8.1 Approvals. IFM's obligation to sell the Purchased Assets is subject to:

               (i) approval by the Board of Directors of CryoLife,

               (ii) approval by the Board of Directors of Horizon,

               (iii) approval by CryoLife's lender, and

               (iv) consent by Secret Promise, Ltd. to the Sublease Agreement.

          8.2 Representations, Warranties, and Covenants. The representations and warranties of Horizon contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of the Closing Date, except for such changes therein as may be specifically contemplated by this Agreement. Horizon shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date. Horizon shall have delivered to IFM a certificate dated the Closing Date to the foregoing effect.

          8.3 Litigation Affecting Closing. There shall not be pending or threatened any action or proceeding for any injunction, writ, or preliminary restraining order, or for any order of any court, governmental agency, or arbitrator, domestic or foreign, federal, state, or local, of competent jurisdiction, or any investigation or examination which might result in such an action or proceeding, directing that the sale of the Purchased Assets to Horizon or any of the other transactions contemplated by this Agreement not be consummated or otherwise challenging the legality thereof, and there shall not be in effect on the Closing Date any such injunction, writ, or preliminary restraining order or such other order.

          8.4 Closing Deliveries. At the Closing, Horizon shall have delivered to IFM such instruments, documents, certificates, and payments as are required pursuant to Section 3.3 hereof.

          8.5 Consents. Horizon shall have obtained all necessary consents and approvals as set forth on Schedule 5.2, if any.

          8.6 Corporate Action. All corporate action necessary by Horizon to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have duly and validly taken.

     9. Indemnification.

          9.1. Indemnification Obligations of IFM. From and after the Closing, IFM shall indemnify and hold harmless Horizon, its officers and directors, and each of the successors and assigns of any of the foregoing (collectively, the "Horizon Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and other judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) (collectively "Damages") arising out of or relating to: (a) any and all liabilities and obligations of IFM of any nature whatsoever, except the Assumed Liabilities; (b) any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against any Horizon Indemnified Party that relate to IFM, the Business or the Purchased Assets to the extent the principal event giving rise thereto (i) occurred on or prior to the Closing Date or (ii) resulted from or arose out of any action or inaction of IFM after the Closing Date; (c) any breach of any representation, warranty, covenant, agreement or undertaking made by IFM in this Agreement or in any of the IFM Transfer Documents; or (d) any fraud, willful misconduct, bad faith or any intentional breach of any representation, warranty, covenant, agreement or undertaking made by IFM in this Agreement or the IFM Transfer Documents.

          9.2 Indemnification Obligations of Horizon. From and after the Closing, Horizon shall indemnify and hold harmless IFM and CryoLife and their officers and directors, and each of the successors and assigns of any of the foregoing (collectively, the "IFM Indemnified Parties") from, against and in respect of any and all Damages arising out of or relating to: (a) any failure of Horizon to perform or discharge any Assumed Liabilities; (b) any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against any IFM Indemnified Party that relate to Horizon or the conduct by Horizon of the Business to the extent the principal event giving rise thereto resulted from or arose out of any action or inaction of Horizon after the Closing Date; (c) any breach of any representation, warranty, covenant, agreement or undertaking made by Horizon in this Agreement or in any of the Horizon Transfer Documents; or (d) any fraud, willful misconduct, bad faith or any intentional breach of any representation, warranty, covenant, agreement or undertaking made by Horizon in this Agreement or any of the Horizon Transfer Documents.

          9.3 Indemnification Procedure.

          (a) Promptly after receipt by a Horizon Indemnified Party or an IFM Indemnified Party (hereinafter collectively referred to as an "Indemnified Party") of notice by a third party of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought hereunder, such Indemnified Party shall notify Horizon or IFM, whoever is the appropriate indemnifying party hereunder (the "Indemnifying Party"), of such complaint or of the commencement of such action or proceeding; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from liability for such claim arising otherwise than under this Agreement and such failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability which the Indemnifying Party may have hereunder with respect to such claim only to the extent that, such failure to notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such claim. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, to assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel. In the event, however, that the Indemnifying Party declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to the Indemnified Party, in either case in a timely manner, then such Indemnified Party may employ counsel to represent or defend it in any such action or proceeding and the Indemnifying Party shall pay the reasonable fees and disbursements of such counsel as incurred; provided, however, that the Indemnifying Party shall not be required to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any jurisdiction in any single action or proceeding. In any action or proceeding with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such litigation and to retain its own counsel at such party's own expense. The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of the defense of any action the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such action.

          (b) No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying
     Party, unless such settlement, compromise or consent includes an unconditional release of the Indemnifying Party from all liability arising out of such claim. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim and does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party's respective affiliates.

          (c) In the event an Indemnified Party shall claim a right to payment pursuant to this Agreement, such Indemnified Party shall send written notice of such claim to the appropriate Indemnifying Party. Such notice shall specify the basis for such claim. As promptly as possible after the Indemnified Party has given such notice, such Indemnified Party and the appropriate Indemnifying Party shall establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise). Within five (5) business days of the final determination of the merits and amount of such claim, the Indemnifying Party shall deliver to the Indemnified Party in immediately available funds an amount equal to such claim as determined hereunder; provided, however, that to the extent any such claim arising out of Section 9.1 of this Agreement does not involve a payment by Horizon to any third party (including attorneys' fees incurred by Horizon), an amount equal to such claim shall instead (i) be set off against the monthly obligations of Horizon to pay principal and interest under the Note as such monthly payments become due, and (ii) be delivered to the Horizon Indemnified Party in immediately available funds to the extent that such claim exceeds the remaining principal and interest due under the Note.

          9.4 Claims Period. Except as provided in this Section 9.4, no claim for indemnification under this Agreement, including, but not limited to claims for indemnification or breach of warranty or covenants, may be asserted by an Indemnified Party after the expiration of the appropriate claims period (the "Claims Period") which shall commence on the Closing Date and shall terminate eighteen (18) months after the Closing Date; provided, however, that (a) the Claims Period with respect to Damages arising under Sections 4.1, 4.2., 4.4, 4.5, 4.15, 5.1, 5.2, 5.5, 9.1(a), (b), and (d), and 9.2(a), (b) and (d) of this
Agreement shall commence on the Closing Date and shall survive and remain in effect without limitation until the expiration of the applicable statute of limitations period, (b) the Claims Period with respect to Damages arising under
Section  4.17 of this  Agreement  shall  commence on the Closing  Date and shall survive and remain in effect without limitation until the fifth (5th) anniversary of the Closing Date, (c) the obligation of Horizon to pay, perform and discharge the Assumed Liabilities shall survive until such liabilities have been paid, performed and discharged, and (d) if prior to the close of business on the last day of the Claims Period, an Indemnifying Party shall have been properly notified of a claim for Indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, the basis of such claim shall continue to survive with respect to such claim and shall remain a basis for indemnity hereunder with respect to such claim until such claim is finally resolved or disposed of in accordance with the terms hereof.

          9.5 Liability Limits. Notwithstanding anything to the contrary set forth herein:

          (a) IFM shall be liable to Horizon Indemnified Parties and Horizon shall be liable to IFM Indemnified Parties for Damages only to the extent that any such Damages exceed, in the aggregate, Fifteen Thousand Dollars ($15,000) (the "Basket Amount"); provided, however, that Damages arising under or pursuant to Sections 4.1, 4.2, 4.4, 4.5, 4.15, 5.1, 5.2, 5.5,
     9.1(a), (b) and (d) and 9.2(a), (b) and (d) shall not be subject to Basket Amount, nor shall the amount of any such Damages or indemnification be included in determining whether such Basket Amount has been reached.

          (b) Cap Amount.

               (i) The indemnification obligations of IFM or Horizon hereunder shall not exceed Three Million Eight Hundred Thousand Dollars ($3,800,000) (the "Cap Amount"). Notwithstanding the first sentence of this Section 9.5(b)(i), the Cap Amount shall be increased to Five Million Nine Hundred Forty-Five Thousand Two Hundred Sixteen Dollars ($5,945,216) in the event that Horizon becomes ineligible for any reason to receive the Discount (as defined in Section 2.1(c)). Except to the extent that any claim arising out of Section 9.1 of this Agreement involves a payment by Horizon to any third party (including attorneys' fees incurred by Horizon), in no event shall the aggregate amount of funds that may be paid by CryoLife and IFM pursuant to their indemnification obligations hereunder exceed (a) the aggregate amount of principal and interest payments received by IFM from Horizon under the Note, plus (b) any amount offset by Horizon against the Note pursuant to Section 9.3(c) as a result of any claim covered by Section 9.5(b)(ii).

               (ii) Notwithstanding the provisions of Section 9.5(b)(i), any Damages arising under or pursuant to Sections 4.1, 4.2, 4.4, 4.5, 4.15, 5.1, 5.2, 5.5, 9.1(a), (b) and (d), and 9.2(a), (b), and (d)
          shall not be subject to the Cap Amount, and there shall be no limitation on the indemnification obligations of IFM or Horizon with respect to Damages or indemnification arising under or pursuant to such Sections.

          (c) Neither Horizon nor IFM shall be liable under this Agreement for any Damages arising out of or relating to the Port Business (as that term is defined in the First Purchase Agreement) and the provisions of this
     Section 9 shall neither extend nor limit the indemnification provided by the First Purchase Agreement.

          (d) Neither Horizon nor IFM shall be liable under this Agreement for any Damages arising out of or relating to the Products Business (as that term is defined in the Second Purchase Agreement) and the provisions of this Section 9 shall neither extend nor limit the indemnification provided by the Second Purchase Agreement.

          (e) Neither Horizon nor IFM shall be liable under this Agreement for any Damages arising out of or resulting from any defects in or damage or injury to any person caused by any products manufactured or delivered by IFM to Horizon pursuant to the Manufacturing Agreement, such indemnification for such Damages to be as set forth in the Manufacturing Agreement.

          (f) The rights and remedies set forth in Sections 9.1 through 9.5 shall be the exclusive remedies available to the parties pertaining to any alleged environmental liability, and the parties explicitly waive any rights to cost recovery or contribution that they have or may have under any state or federal environmental statute or under the common law.

          9.6 Jurisdiction and Forum.

          (a) By the execution and delivery of this Agreement, each Indemnifying Party irrevocably designates and appoints each of the parties set forth under its name below as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any state or federal court in the State of Georgia.

              IFM:

                          Clinton D. Richardson, Esq.
                          Arnall Golden & Gregory, LLP
                          1201 West Peachtree Street
                          2800 One Atlantic Center
                          Atlanta, Georgia 30309

              Horizon:

                          Jon R. Harris, Jr., Esq.
                          King & Spalding
                          191 Peachtree Street, N.E.
                          Suite 4600
                          Atlanta, Georgia 30303-1763

          In addition, each party agrees that service of process upon the above-designated parties shall be deemed in every respect effective service of process upon such Indemnifying Party in any such suit or proceeding. Each such Indemnifying Party further agrees to take any and all action reasonably requested by an Indemnified Party, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the above-designated parties in full force and effect so long as this Agreement shall be in effect. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.

          (b) To the extent that any Indemnifying Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, each Indemnifying Party hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

          (c) The parties hereto consent and agree that the appropriate forum and venue for any disputes between any of the parties hereto arising out of this Agreement shall be in any of the following courts and hereby waive any defense or objection they may have of improper venue in any such lawsuits filed in these courts: (i) the state or superior court of the county where each of CryoLife and Horizon has its principal place of business (presently, Cobb County, Georgia and Meriwether County, Georgia); and (ii) the United States District Court for the Northern District of Georgia,
     Atlanta Division, and each of the parties hereto hereby submits to the personal jurisdiction of any such court. The foregoing shall not limit the rights of any party to obtain execution of judgment in any other jurisdiction. The parties further agree, to the extent permitted by law, that a final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

          9.7 Bulk Sales Indemnity. Horizon hereby waives compliance with the provisions of any applicable bulk sales or transfer laws in connection with the sale of the Purchased Assets contemplated by this Agreement. IFM agrees to indemnify and hold Horizon harmless from and against any and all Damages, including without limitation any claims made by creditors and any Damages arising out of or relating to any Encumbrance on Purchased Assets arising out of or relating to IFM's non-compliance with any applicable bulk sales or transfer laws in connection with the sale of the Purchased Assets contemplated by this Agreement, except to the extent that any such Damages results from or arises out of any failure by Horizon to pay or perform, when due, any obligations to be paid or performed by Horizon as provided in this Agreement.

          9.8 Exclusive Remedies. After the Closing, the rights of indemnification contained in this Section 9 shall be deemed to be the exclusive remedy of the parties hereto with respect to a default or breach by any other party or other claim under or with respect to this Agreement.

     10. Termination.

          10.1 Termination and Abandonment. This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual agreement of Horizon and IFM;

          (b) by either party at any time after November 1, 2000 if Closing has not occurred and the Closing Date has not been extended by the parties hereto;

          (c) by IFM, if the conditions set forth in Section 8 hereof shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Horizon on or before the Closing Date; and

          (d) by Horizon, if the conditions set forth in Section 7 hereof shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by IFM on or before Closing Date.

          10.2 Effect of Termination. In the event of termination of this Agreement pursuant to this Section 10, this Agreement shall forthwith be void and there shall be no liability on the part of any party or its respective officers, directors, partners or shareholders, except for obligations under Sections 10, 11 and 12.3, all of which shall survive the termination. Notwithstanding the foregoing, nothing contained herein shall relieve any party from liability for any breach of any covenant or agreement in this Agreement prior to termination.

     11. Confidentiality.

          11.1 Confidentiality. All proprietary information related to the Business or the Purchased Assets (the "Confidential Information") shall be treated by IFM and CryoLife as confidential and shall not be disclosed to any third parties unless (i) such Confidential Information is or becomes part of the public knowledge or literature through no fault of IFM or CryoLife, or (ii) IFM and CryoLife are advised by written opinion of counsel that it is legally required to disclose such Confidential Information, in which case such Confidential Information may be disclosed only to the extent legally required; provided, however, that IFM and CryoLife agree to promptly notify Horizon of such legal disclosure requirement so that Horizon has a reasonable opportunity to seek a protective order. IFM and CryoLife shall use all reasonable efforts to prevent the use of all or any part of such Confidential Information in any other connection or the transmission thereof to third parties unless and until it has first obtained the written consent of Horizon specifically authorizing such use or transmission.

          11.2 Remedies. IFM and Horizon hereby agree that any remedy at law for any breach of the provisions contained in Section 11.1 hereof shall be inadequate and that Horizon or IFM, as the case may be, shall be entitled to injunctive relief in addition to any other remedy Horizon might have under this Agreement.

          11.3 Continuing Right to Use. IFM and CryoLife shall retain the right to use portions of the trade secrets, Confidential Information and know-how conveyed to Horizon which have applications outside the Business (the "Shared Information") and are retained in the minds of CryoLife employees and Bill Wright, but only in connection with the manufacture of medical products not in competition with the Business or Horizon, provided that IFM and/or CryoLife shall be responsible for paying any royalty, license or fee obligations arising out of IFM's and/or CryoLife's use of the Shared Information. Notwithstanding anything to the contrary contained in this Section 11.3, neither IFM nor CryoLife shall have the right to use any portion of the Shared Information relating to the development, manufacture or sale of any synthetic latex product.

     12. Miscellaneous.

          12.1 Further Assurances. Subject to the other provisions of this Agreement, IFM agrees that after the Closing Date it shall, from time to time, upon the reasonable request of Horizon, execute and deliver such other instruments of conveyance and other similar documents and take such other actions as Horizon may reasonably require, consistent with the terms of this Agreement, as are reasonably necessary or desirable to transfer to Horizon title to the Purchased Assets and to otherwise perform the provisions of this Agreement to be performed by IFM. From and after the Closing Date, upon the reasonable request of IFM, Horizon shall execute, deliver, and acknowledge all such further instruments of conveyance and other similar documents and take such other actions as IFM may reasonably require, consistent with the terms of this Agreement, as are reasonably necessary or desirable to perform the provisions of this Agreement to be performed by Horizon.

          12.2 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of IFM and Horizon and their respective successors and assigns and shall not confer any rights upon any third persons.

          12.3 Expenses. Except as otherwise provided herein, each party hereto agrees to pay its expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of its accountants and counsel.

          12.4 Entire Agreement; Amendments. This Agreement and the agreements referenced herein (including, without limitation, the Horizon Transfer Documents, the IFM Transfer Documents, the surviving provisions of the Manufacturing Agreement as specified herein, the First Purchase Agreement and the Second Purchase Agreement) constitute the entire agreement between the parties pertaining to the subject matter contained herein, and supersedes all prior agreements, arrangements, and understandings of the parties. No supplement, modification, or amendment of or to this Agreement shall be binding, unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party granting the waiver.

          12.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

          12.6 Section and Paragraph Headings. The index and section and paragraph headings of this Agreement are included for purposes of convenience only and shall not affect in any way the construction or interpretation of any of the provisions of this Agreement.

          12.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date when delivered personally or sent by facsimile, the next business day after delivery to a nationally recognized overnight delivery service, or on the seventh (7th) day after mailing if mailed by first class mail, registered or certified, postage prepaid, and properly addressed as follows or to such other address as either party may designate by notice to the other party:

          (a) To Horizon:

                              Horizon Medical Products, Inc.
                              Attn: Robert M. Dodge, Chief Financial Officer Seven North Parkway Square
                              4200 Northside Parkway, N.W.
                              Atlanta, Georgia 30327
                              FAX:  404/264-9919

              With copies to:

                              Nat G. Slaughter, III
                              Slaughter & Virgin, P.C.
                              400 Colony Square; Suite 1110
                              1201 Peachtree Street, N.E.
                              Atlanta, Georgia 30361
                              FAX:  404/872-7879

              and

                              Jon R. Harris, Jr., Esq.
                              King & Spalding
                              191 Peachtree Street, N.E.
                              Suite 4600
                              Atlanta, Georgia 30303-1763
                              FAX:  404/572-5146

          (b) To IFM:

                              Ideas for Medicine, Inc.
                              c/o CryoLife, Inc.
                              Attn: Vice President of Finance
                              1655 Roberts Blvd., N.W.
                              Kennesaw, Georgia 30144
                              FAX:  770/590-3754

              With a copy to:

                              Arnall Golden & Gregory, LLP
                              Attn:  Clinton D. Richardson
                              2800 One Atlantic Center
                              1201 West Peachtree Street
                              Atlanta, Georgia 30309-3450
                              FAX:  404/873-8665

          (c) To CryoLife:

                              CryoLife, Inc.
                              Attn: Chief Financial Officer
                              1655 Roberts Blvd., N.W.
                              Kennesaw, Georgia 30144
                              FAX:  770/590-3754

              With a copy to:

                              Arnall Golden & Gregory, LLP
                              Attn: Clinton D. Richardson
                              2800 One Atlantic Center
                              1201 West Peachtree Street
                              Atlanta, Georgia 30309-3450
                              FAX:  404/873-8665

          12.8 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Georgia, without reference to its conflicts of law principles.

          12.9 Interpretation. The parties acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.



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                                       36

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the day and year first above written.

                             HORIZON MEDICAL PRODUCTS, INC.


                             By:    /s/ William E. Peterson, Jr.
                                   --------------------------------------------
                                   Name: William E. Peterson, Jr.
                                   Title: President


                             IDEAS FOR MEDICINE, INC.


                             By:    /s/ D. A. Lee
                                   --------------------------------------------
                                   Name: D.A. Lee
                                   Title: VP Finance and CFO

List of Exhibits

Exhibit A               Form of Note
Exhibit B               Form of CryoLife Guaranty
Exhibit C               Form of Bill of Sale
Exhibit D               Form of Assignment and Assumption Agreement
Exhibit E               Form of Opinion of Counsel to IFM and CryoLife
Exhibit F               Form of Sublease Agreement
Exhibit G               Form of Manufacturing, Assembly and Packaging Agreement
Exhibit H               Form of Transition Services Agreement
Exhibit I               Form of Security Agreement
Exhibit J               Form of Opinion of Counsel to Horizon

List of Schedules

Schedule 1.2(a)         Fixed Assets
Schedule 1.2(b)(1)      Finished Goods Inventory
Schedule 1.2(b)(2)      Other Inventory
Schedule 1.2(c)         Leasehold  Improvements
Schedule 1.2(d)         Intellectual  Property
Schedule 1.2(e)         Assigned Contracts
Schedule 1.4(e)         Accounts  Receivable
Schedule 1.4(g)         Excluded Product Materials
Schedule 1.4(i)         Third Party Equipment
Schedule 1.6            Allocation of Purchase Price
Schedule 1.7(a)         Trade Payables
Schedule 4.2            IFM Consents and Approvals
Schedule 4.3            Litigation
Schedule 4.7            Insurance
Schedule 4.8            Intangible  Personal  Property
Schedule 4.9            Contracts
Schedule 4.10(a)        Material Licenses
Schedule 4.10(b)(ii)    Notice of Adverse Filings,  etc.
Schedule 4.11           Transactions  with  Affiliates
Schedule 4.14           Officers,   Directors  and Employees
Schedule 4.15           Employee  Benefit  Plans
Schedule 4.15(j)        CIGNA Plan Premiums
Schedule 4.17           Environmental  Matters
Schedule 4.18(b)        Assets Necessary to Conduct Business
Schedule 5.2            Horizon Consents and Approvals
Schedule 6.5(a)         Retained Employees
Schedule 6.5(b)         Bonuses

                                                                       Exhibit A

                      FORM OF SUBORDINATED PROMISSORY NOTE


October 9, 2000                                                       $5,945,216
                                                                Atlanta, Georgia


     FOR VALUE RECEIVED, the undersigned, HORIZON MEDICAL PRODUCTS, INC., a Georgia corporation ("Maker"), promises to pay to the order of IDEAS FOR MEDICINE, INC., a Florida corporation ("Payee" and, together with any subsequent holder(s) hereof, "Holder"), the principal sum of FIVE MILLION NINE HUNDRED FORTY-FIVE THOUSAND TWO HUNDRED SIXTEEN DOLLARS ($5,945,216) (the "Principal Amount"). The Principal Amount is comprised of the following three amounts: (i) an amount equal to Three Million Eight Hundred Thousand Dollars ($3,800,000) (the "Interest Bearing Amount"), (ii) an amount equal to One Million Dollars ($1,000,000) (the "Scheduled Payment Discount Amount"), and (iii) an amount equal to One Million One Hundred Forty-Five Thousand Two Hundred Sixteen Dollars ($1,145,216) (the "Timely Payment Discount Amount," and together with the Scheduled Payment Discount Amount, collectively, the "Discount Amounts").

     1. Interest.

          (a) The unpaid principal balance of the Interest Bearing Amount shall bear simple interest at the rate of nine percent (9%) per annum (computed on the basis of a 360-day year of twelve 30-day months).

          (b) The Discount Amounts shall bear no interest so long as Maker makes all payments under this Note on a timely basis. All payments shall be considered to have been made on a "timely basis" unless Maker defaults in any payment of principal or interest when the same becomes due and payable and such default continues for a period of ten (10) days after Maker receives written notice of such default from Holder.

          (c) If Maker fails to make any payment under this Note on a timely basis, the remaining unpaid principal balance of the Principal Amount shall bear interest at eighteen percent (18%) per annum.

     2. Payment of Principal.

          (a) This Note shall be payable in monthly installments of principal and interest of One Hundred Forty Thousand Dollars ($140,000) per month until all principal and interest due under the Interest Bearing Amount is paid in full. The first payment under this Note shall be due on October 15, 2000, and thereafter the monthly payments shall be due on the fifteenth
     (15th) day of each month.

          (b) If Maker makes the Scheduled Payment pursuant to Section 3 of this Note prior to April 3, 2001, Holder shall forgive the Scheduled Payment Discount Amount, and the Principal Amount shall be reduced by an amount equal to the Scheduled Payment Discount Amount as of the date Horizon makes the Scheduled Payment.

          (c) If Maker makes all payments on a timely basis until such time as the principal balance of the Interest Bearing Amount is paid in full (by payment, set-off, adjustment or otherwise), Holder shall forgive the Timely Payment Discount Amount and the entire Principal Amount shall be deemed paid in full.

          (d) In the event that Maker fails to qualify for forgiveness of a Discount Amount, Maker shall continue to make monthly payments of principal and interest of One Hundred Forty Thousand Dollars ($140,000) per month, until all principal and interest due under such Discount Amount is paid in full.

          (e) Payments of principal and interest hereunder shall be made at such place as Holder may designate and shall be in immediately available funds in lawful money of the United States. All payments, prepayments, adjustments and set-offs (excluding forgiveness of the Discounts pursuant to Section 2(b) or 2(c) above) in respect of this Note shall be applied first to accrued interest, then to the outstanding principal balance of the Interest Bearing Amount, and then, if not forgiven pursuant to Section 2(b) and/or (c) above, to the outstanding principal balance of the Discount Amount(s).

     3. Scheduled Payment. Maker agrees to pay under this Note the sum of One Million Dollars ($1,000,000) (the "Scheduled Payment") upon the earlier of (i) the closing of one or more equity financings which result in consideration to Maker of at least Fifteen Million Dollars ($15,000,000) in exchange for Maker common and/or preferred stock or (ii) April 3, 2001. Upon payment by Maker of the Scheduled Payment prior to April 3, 2001, Holder shall forgive the Scheduled Payment Discount Amount in accordance with Section 2(b) above.

     4. Prepayment. Any prepayment of this Note in part or in whole is hereby permitted without premium or penalty. Interest shall cease to accrue on all amounts which are prepaid.

     5. Adjustment or Set-off of Note. This Note is being issued pursuant to that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of October 9, 2000, by and among Maker and Payee. This Note shall be subject to adjustment and set-off as provided in the Asset Purchase Agreement, and the Principal Amount of this Note shall be reduced if required pursuant to the Asset Purchase Agreement. In the event of any such reduction, this Note shall be amended and restated to reflect such reduction and this original Note shall have no force and effect. Contemporaneously with the return of this original Note to Maker, Maker shall deliver the amended and restated Note to Holder. Any such reduction in the principal amount of this Note shall be deemed to have occurred on the date of this Note if the reduction is based on (i) an adjustment made pursuant to Section 2.3 of the Asset Purchase Agreement, (ii) an adjustment made pursuant to Section 2.4 of the Asset Purchase Agreement, or (iii) an indemnification claim by Maker against Payee which is set off under Section 9.3 of the Asset Purchase Agreement relating to a breach of the representations and warranties set forth in Section 4.4(a) or (c) of the Asset Purchase Agreement with respect to the Fixed Assets or Inventory (as such terms are defined in the Asset Purchase Agreement), and, in which case, Maker shall receive credit for and shall offset under this Section 4 any interest payments to be made following such reduction by an amount equal to any interest overpayment resulting from such reduction.

     6. Event of Default. Each of the following shall constitute an "Event of Default" hereunder: (a) the failure of Maker to pay any amounts when due under this Note, (b) the voluntary or involuntary bankruptcy or receivership of Maker or the assignment for the benefit of creditors of the assets of Maker and (c) the default of Maker under Section 11.1(a) of that certain Sublease Agreement dated as of October 9, 2000, by and between Maker and Payee. Upon the existence or occurrence of any Event of Default, all indebtedness evidenced by this Note, including without limitation the principal and all accrued interest and all costs of collection (including without limitation reasonable attorneys' fees) actually incurred may be declared due and payable without notice or demand of any kind.

     7. Subordination. This Note shall be subordinated to the Bank Indebtedness of Maker (as defined in Section 3.3(b) of the Asset Purchase Agreement), pursuant to that certain Subordination Agreement, dated as of October 9, 2000, by and between Payee and Bank of America, N.A. and any future subordination agreements as contemplated in Section 3.3(b) of the Asset Purchase Agreement.

     8. Security. The obligations of Maker under this Promissory Note are secured pursuant to that certain Security Agreement, dated as of the date hereof, by and between Maker and Payee.

     9. Miscellaneous.

          (a) It is the intent of Maker and Holder not to violate any federal or state law, rule or regulation pertaining either to usury or to the contracting for or charging or collecting of interest, and Maker and Holder agree that, should any provision of this Note or any act performed hereunder violate any such law, rule or regulation, then the excess of interest contracted for or charged or collected over the maximum lawful rate of interest shall be applied to the outstanding principal indebtedness due to Holder by Maker under this Note.

          (b) This Promissory Note has not been registered under the Securities Act of 1933, as amended, or under any applicable state law. This Promissory Note may not be offered for sale, sold, transferred or pledged except in compliance with the Securities Act of 1933, as amended, and any applicable state laws.

          (c) Maker waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

          (d) No modification or waiver of any provision of this Note, nor any departure by Maker therefrom, shall in any event be effective unless the same shall be in writing and then such modification or waiver shall be effective only in the specific instance for the specific purpose given.

          (e) Should any part or provision of this Note require judicial interpretation, Maker and Holder agree that the court interpreting such part or provision shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that Maker and Holder have both participated in the preparation of this Note.

          (f) If any part or provision contained in this Note shall be invalid or unenforceable under applicable law, then such part or provision shall be ineffective only to the extent of such invalidity (without in any way affecting the remaining parts of such part or provision or the other parts or provisions of this Note).

          (g) The rights, powers and remedies provided to Holder herein are cumulative and not exclusive of any right, power or remedy provided at law or in equity. Failure or forbearance of Holder to exercise any right hereunder or otherwise granted at law or equity shall not affect or release Maker from its liability hereunder and shall not constitute a waiver of such right unless so stated by Holder in writing and then only in the specific instance and for the specific purpose given.

          (h) This Note will be governed by and construed in accordance with the domestic laws of the State of Georgia.

          (i) Time is of the essence under this Note.

     IN WITNESS WHEREOF, this Note has been executed on the date first above written.


                                   HORIZON MEDICAL PRODUCTS, INC.


                                   By:
                                       ----------------------------------------
                                   Name:
                                   Title:
Address for Notices to Payee:

Ideas for Medicine, Inc.
c/o CryoLife, Inc.
1655 Roberts Blvd., N.W.
Kennesaw, Georgia 30144
Attention: Vice President of Finance

                                    Exhibit B

                            Form of CryoLife Guaranty

See attached.

                             CRYOLIFE, INC. GUARANTY


     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, CryoLife, Inc., a Florida corporation ("CryoLife"), hereby guarantees to Horizon Medical Products, Inc., a Georgia corporation ("Horizon"), the complete performance and payment by Ideas for Medicine, Inc., a Florida corporation ("IFM"), of IFM's obligations and liabilities under (i) the Asset Purchase Agreement, dated as of October , 2000, by and between IFM and Horizon (the "Purchase Agreement"), including without limitation any obligation of IFM pursuant to Section 9 of the Purchase Agreement, (ii) the Sublease Agreement, dated as of October , 2000, by and between IFM and Horizon (the "Sublease Agreement"), and (iii) the Consent to Sublease, dated as of October , 2000, by and among Horizon, IFM and Secret Promise, Ltd. (the "Sublease Consent," and together with the Purchase Agreement and the Sublease, collectively, the "Agreements").

     CryoLife hereby waives notice of, and proof of reliance by Horizon upon and acceptance of, CryoLife's guaranty herein, and of non-performance by IFM of any of its obligations under the Agreements and of any other notices or demands of any kind whatsoever. Horizon and IFM may enter into any amendment, assignment, waiver, or modification of the Agreements, whether or not such amendment, assignment, waiver, or modification would in any way increase or decrease the extent of CryoLife's obligations hereinafter, without notice to or consent of CryoLife and without thereby releasing CryoLife hereunder. CryoLife hereby guarantees the performance and payment of any of IFM's obligations set forth in any such amendment as if the provisions of such amendment were set forth in full in the Agreements. The obligations of CryoLife under this paragraph shall not be released or affected by voluntary or involuntary proceedings by or against IFM in bankruptcy or for reorganization or other relief under any bankruptcy or insolvency law. CryoLife's guaranty shall continue to be effective or shall be reinstated automatically, as the case may be, if at any time any payment, or any part thereof, by IFM is rescinded or must otherwise be returned by Horizon upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of IFM as though any such payment had not been made.

     CryoLife covenants and agrees that it shall be fully bound by the provisions of Section 11 of the Purchase Agreement.

     CryoLife hereby waives any right of CryoLife under Georgia law to require that an action be brought against IFM first before any action may be brought against CryoLife.

     CryoLife represents and warrants to Horizon that:

          (a) CryoLife is a corporation duly organized, validly existing, and in good standing under the laws of Florida, and has the requisite corporate power and authority to execute and deliver this Guaranty and the documents, agreements, and certificates (collectively, the "CryoLife Documents") which are required to be executed and delivered by CryoLife pursuant to this Guaranty and to perform in all respects its obligations hereunder and thereunder. CryoLife is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or the character of the assets owned or leased by CryoLife makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not impair or otherwise adversely affect the transactions contemplated hereunder.


          (b) The execution, delivery, and performance of this Guaranty and the CryoLife Documents have been duly authorized by all requisite corporate action on the part of CryoLife. This Guaranty has been duly executed and delivered by CryoLife and constitutes, and each of the CryoLife Documents when executed and delivered will constitute, the valid and binding obligation of CryoLife, enforceable in accordance with and subject to their respective terms, except as limited by bankruptcy, insolvency, reorganization, and similar laws affecting the enforcement of creditors' rights or contractual obligations generally. The execution, delivery, and performance by CryoLife of this Guaranty and the CryoLife Documents and the consummation of the transactions contemplated hereby and thereby will not:
     (i) violate any provision of the Certificate of Incorporation or Bylaws of CryoLife; (ii) violate any provision of any judicial, arbitral, or administrative order, award, judgment, or decree applicable to CryoLife;
     (iii) conflict with or constitute a default under any agreement or instrument to which CryoLife is a party or by which it is bound; (iv) violate, in any material respect, any applicable law, rule, ordinance, or regulation applicable to CryoLife; or (v) require CryoLife to obtain the consent, approval, or authorization of, or require CryoLife to file any certificate, notice, application, report, or other document with, any federal, state, or local governmental authority or agency or other person or entity.


          (c) There are no judicial, arbitral, or administrative actions, suits, or proceedings or, to the knowledge of CryoLife, any investigations pending against CryoLife which would, if adversely determined, prevent, hinder, delay, or otherwise adversely affect the consummation of the transactions contemplated hereby. CryoLife is not a party to or subject to the provisions of any order, decree, or judgment of any court or of any governmental agency which may prevent, hinder, or otherwise adversely affect the consummation of the transactions contemplated by the Agreements.

     This Guaranty shall be governed by and construed in accordance with the laws of the State of Georgia without reference to its principles of conflicts of law.



              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned has caused the Guaranty to be executed and delivered as of the date of the foregoing Agreements.

                                   CRYOLIFE, INC.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                                                       Exhibit G

             FORM OF MANUFACTURING, ASSEMBLY AND PACKAGING AGREEMENT

     THIS MANUFACTURING, ASSEMBLY AND PACKAGING AGREEMENT (the "Agreement") is made this _____ day of October, 2000 by and between CryoLife, Inc., having offices at 1655 Roberts Blvd., Kennesaw, Georgia 30144 ("CryoLife"), and Horizon Medical Products, Inc., a Georgia corporation, having offices at One Horizon Way, Manchester, Georgia 31816 ("Horizon").


                              W I T N E S S E T H:

     WHEREAS, CryoLife has conceived and developed unique and proprietary medical products, including components and packaging related thereto which are described on Exhibit A (hereinafter the "CryoLife Products");

     WHEREAS, Horizon has the capabilities to manufacture, assemble, package, and ship the CryoLife Products (hereinafter the "Services");

     WHEREAS, CryoLife desires to engage Horizon to perform the Services;

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

     1. COMPENSATION

     A. In consideration hereof, CryoLife hereby agrees to pay Horizon an amount equal to the actual direct labor costs incurred by Horizon in connection with the provision of the Services, plus overhead at a rate of $32.50 per direct labor hour.

     B. The rates set forth herein are exclusive of any federal, state, or local taxes and CryoLife shall be responsible for the payment of all such taxes (excluding taxes based on Horizon's income).

     2. CRYOLIFE DUTIES

     A. Within five business days following execution of this Agreement, CryoLife shall provide to Horizon a purchase order (the "Purchase Order") for the BioGlue components and allograft packaging to be manufactured, assembled, packaged, and shipped during the term of this Agreement. For assembly of CryoPaks, CryoLife will notify Horizon from time to time of required CryoPak shipments via an electronic system. In the event Horizon anticipates any problem in performing the services in accordance with the Purchase Order, Horizon shall notify CryoLife within ten days following receipt of such Purchase Order, and the parties shall negotiate in good faith to resolve any such problems and reach a Purchase Order acceptable to both parties.

     B. CryoLife shall provide Horizon with the raw materials required for the performance of the Services, including, without limitation, the materials described on Exhibit B; provided, however, Horizon shall manufacture the connector for the BioGlue extender tips. Such materials shall be delivered to Horizon in accordance with the Raw Materials Schedule (as defined in Section 3B below) provided by Horizon. To the extent CryoLife fails to provide raw materials in accordance with such Schedule, the delivery date for the items for which the related raw materials were delayed shall be extended by an amount of time equal to the delay in delivery of the raw materials.

     C.   CryoLife's   Purchasing   Manager   shall   be   CryoLife's'   primary
representative with respect to issues arising under this Agreement. CryoLife may change their representative upon written notice to Horizon.

     D. During the term of this Agreement and for a period of three years following termination hereof, CryoLife shall maintain product liability insurance of not less than $5,000,000 per occurrence and $5,000,000 in the aggregate to cover the CryoLife Products and the distribution and sale thereof. Such insurance policy shall name CryoLife as the named insured and Horizon as an additional insured. CryoLife shall provide to Horizon within 15 days of the execution of this Agreement a Certificate of Insurance evidencing such insurance.

     E. CryoLife shall be responsible for freight costs associated with transporting the BioGlue components and allograft packaging to the company designated by CryoLife for sterilization services (the "Sterilizing Company") and/or CryoLife. Shipments of CryoPaks as designated by CryoLife shall be charged to CryoLife's account with United Parcel Service. Horizon shall provide to CryoLife reasonable documentation evidencing the freight costs to be born by CryoLife pursuant to this Section.

     F. CryoLife shall be responsible for handling, and Horizon shall direct to CryoLife, all customer complaints in respect of the CryoLife Products. In addition, CryoLife shall be responsible for any medical device or vigilance reports required to be filed with the United States Food & Drug Administration or any notified body in respect of the CryoLife Products.

     3. HORIZON'S DUTIES

     A. During the term of this Agreement, Horizon shall assemble and maintain in inventory CryoPaks in the amounts described herein for distribution to the organ and tissue procurement organizations designated by CryoLife or as otherwise designated by CryoLife. Horizon shall maintain in inventory a number of assembled CryoPaks equal to that number which is 15% of CryoLife's average monthly requirements for CryoPaks during the three month period preceding the date hereof. Horizon shall ship CryoPaks within two business days of notification from CryoLife. Horizon shall provide CryoLife with confirmation of such shipments as they occur.

     B. Horizon shall fulfill the mutually agreed upon Purchase Order in accordance with the terms thereof.

     C. Within ten days following agreement with respect to the Purchase Order, Horizon shall provide to CryoLife a written list (the "Raw Materials Schedule") of the raw materials required to fulfill the Purchase Order and the dates by which such raw materials are needed in order to meet the delivery date therefore. To the extent Horizon anticipates that additional raw materials are needed to assemble and maintain the Inventory of CryoPaks in accordance with 3A, Horizon shall provide CryoLife with a Raw Materials Schedule describing the items needed, the amount of items needed, and the date such items are needed.

     D. Horizon shall provide to CryoLife on or before the fifth business day of each month during the term hereof a written report on the status of the services being performed and the quantity of raw materials, work in progress, and finished goods, utilizing the CryoLife assembly, lot, and item numbers. The monthly report shall describe any raw materials returned to stock during any production run and any rejects (with explanation) for any production run. In addition, the report shall indicate the number of quality control samples and/or rejects associated with any production run.

     E. Horizon shall manufacture, assemble, package and ship the CryoLife Products in accordance with the processes and procedures ("CryoLife Standard Operating Procedures") utilized by IFM prior to the date hereof and provided by CryoLife to Horizon in writing or electronically. Any changes proposed by Horizon to the manufacturing, assembly and packaging processes or the materials or supplies used in connection therewith must be communicated to CryoLife and approved by CryoLife in writing prior to the implementation of the change. To the extent CryoLife implements a change to CryoLife's Standard Operating
Procedures, CryoLife shall be responsible for any validation or engineering costs incurred by Horizon in connection with such change. As instructed by CryoLife, Horizon shall ship the CryoLife Products to the Sterilizing Company designated by CryoLife. Horizon shall prepare a packing list to accompany shipments to the Sterilizing Company. The packing list shall include quantity, catalog number, description and lot number of all items included in the shipment. The packing list shall also include shipment instructions for the CryoLife Products once sterilized.

     F. During the term of this Agreement and for a period of three years following termination hereof, Horizon shall maintain general liability insurance (including products/completed operations liability coverage and contractual liability coverage) of not less than $5,000,000 per occurrence and $5,000,000 in the aggregate. Such insurance policy shall name Horizon as the named insured and CryoLife as an additional insured. Further, Horizon shall maintain property insurance in amounts sufficient to reimburse CryoLife for the full replacement cost of the raw materials, work in process, and finished goods inventory of CryoLife Products located on Horizon's premises in the event of destruction while located on Horizon's premises as a result of fire, theft, etc. Horizon shall provide to CryoLife within 15 days of the execution of this Agreement a Certificate of Insurance evidencing the Insurance required hereby.

     G. During the term of this Agreement, Horizon shall not manufacture, assemble or package for any third party any medical products or components which are substantially similar in function, design or use to the CryoLife Products without the prior written consent of CryoLife.

     H. Horizon's Vice President of Operations shall be Horizon's primary representative with respect to issues arising under this Agreement. Horizon may change their representative upon written notice to CryoLife.

     4. CONFIDENTIALITY

     By virtue of the performance of the Services pursuant to this Agreement, Horizon shall have access to information that is confidential and proprietary to CryoLife ("Confidential Information"). Confidential Information shall not include information which (a) is or becomes part of the public domain through no act or omission of Horizon; (b) was in Horizon's lawful possession prior to the date of this Agreement as evidenced by its written records and had not been obtained by Horizon either directly or indirectly from CryoLife; or (c) is lawfully disclosed to Horizon by a third party without restriction on disclosure. Horizon agrees, both during the term of this Agreement and thereafter, to hold the Confidential Information in confidence. Horizon agrees not to make CryoLife's Confidential Information available in any form to any third party or to use CryoLife's Confidential Information for any purpose other than the implementation of this Agreement. Horizon agrees to take all reasonable steps to ensure that CryoLife's Confidential Information is not disclosed or distributed by its employees or agents in violation of the provisions of this Agreement. This Section 4 shall survive for a period of two years following the termination or expiration of this Agreement; provided, with respect to Confidential Information that constitutes a trade secret under Georgia law, Horizon's obligations hereunder shall survive for the longer of (i) two years, or (ii) so long as such Confidential Information remains a trade secret.

     5. EQUIPMENT AND INTELLECTUAL PROPERTY

     A. During the term of this Agreement, Horizon may use the equipment designated on Exhibit C (the "Equipment") at no charge to Horizon but only in connection with the manufacture, assembly, packaging, and shipping of the CryoLife Products as provided hereunder. Normal wear and tear and deterioration are the responsibility of CryoLife. Repair or replacement of the Equipment will be the responsibility of CryoLife.

     B.  CryoLife  hereby  grants  to  Horizon  the  license  to use  CryoLife's
Confidential Information, including its processes, procedures, methodologies, know-how, trade secrets and other intellectual property rights utilized in the manufacturing, assembly, and packaging of the CryoLife Products in connection with the performance of the Services hereunder.

     C. CryoLife retains all right, title, and interest in and to the Confidential Information and CryoLife Products, including, without limitation, all patent, copyright, trademark, trade dress, and trade secret right related thereto and including all derivative works and rights to create derivative works thereof.

     6. REPRESENTATIONS AND WARRANTIES OF HORIZON

     A. Horizon warrants that it is authorized to enter into this Agreement and that its performance thereof will not conflict with any other agreement of Horizon.

     B. Horizon warrants that the Services will be performed (i) in a professional and competent manner in accordance with industry standards, and
(ii) in accordance with the rules and regulations of the United States Food & Drug Administration ("FDA"), including, without limitation, the FDA's current good manufacturing practices and procedures and quality systems regulations, as well is the standards of the International Organization of Standardization.

     C. EXCEPT AS SET FORTH HEREIN, HORIZON MAKES NO REPRESENTATIONS OR WARRANTIES EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     7. AUDIT FOR INVENTORIES AND QUALITY

     CryoLife has the right to inspect and audit the quality of the Services with reasonable notice to Horizon.

     8. TERM OF THE AGREEMENT

     This Agreement shall commence effective as of October 1, 2000 and extend through December 31, 2000 unless sooner terminated as provided herein.

     9. INDEMNIFICATION

     A. Horizon agrees to indemnify and hold harmless CryoLife and its officers, employees, agents and assigns from and against any and all liabilities, claims, demands, suits, actions, causes of action or any other legal proceedings arising out of, or related in any way to, (i) any grossly negligent or intentional act or omission by Horizon arising out of or in connection with Horizon's performance of the Services under this Agreement, (ii) any failure of Horizon to perform the Services in accordance with CryoLife's Standard Operating Procedures and the warranty set forth in Section 6B(ii), and (iii) the failure of Horizon to comply with the laws, rules or regulations ("Laws") of the FDA or any other governmental authority applicable to Horizon in connection with the manufacture, assembly, packaging and shipment of the CryoLife Products hereunder. Horizontal agrees to pay all losses, damages (actual and exemplary), costs, expenses, invoices and bills (including reasonable attorneys' fees) incurred by CryoLife and its officers, employees, agents and assigns as a result of any such negligent or intentional act or omission by Horizon.

     B. CryoLife agrees to indemnify and hold harmless Horizon and its officers, employees, agents and assigns from and against any and all liabilities, claims, demands, suits, actions, causes of action or any other legal proceedings arising out of or related in any way to, (i) any grossly or intentional act or omission by CryoLife arising out of or in connection with CryoLife performance of its obligations under this Agreement, (ii) except for actions for which CryoLife is entitled to indemnification under Section 8(a) hereof, the distribution, marketing or sale of the CryoLife Products or any defect in the design or specifications for the CryoLife Products or CryoLife's Standard Operating

Procedures, and (iii) the failure of CryoLife to comply with the Laws of the FDA or any other governmental authority applicable to CryoLife in connection with the sale of the CryoLife Products by CryoLife. CryoLife agrees to pay all losses, damages (actual and exemplary), costs, expenses, invoices and bills (including reasonable attorneys' fees) incurred by Horizon and its officers, employees, agents and assigns as a result of any such negligent or intentional act or omission by CryoLife.

     C. Promptly after receipt by Horizon or CryoLife (hereinafter collectively referred to as an "Indemnified Party") of notice by a third party of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought hereunder, such Indemnified Party shall notify Horizon or CryoLife, whoever is the appropriate indemnifying party hereunder (the "Indemnifying Party"), of such complaint or of the commencement of such action or proceeding; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from liability for such claim arising otherwise than under this Agreement and such failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability which the Indemnifying Party may have hereunder with respect to such claim only to the extent that, such failure to notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such claim. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, to assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel. In the event, however, that the Indemnifying Party declines or falls to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to the Indemnified Party, in either case in a timely manner, then such Indemnified Party may employ counsel to represent or defend it in any such action or proceeding and the Indemnifying Party shall pay the reasonable fees and disbursements of such counsel incurred; provided, however, that the Indemnifying Party shall not be required to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any Jurisdiction in any single action or proceeding. In any action or proceeding with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such litigation and to retain its own counsel at such party's own expense. The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status for the defense of any), action the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such action.

     D. No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless such settlement, compromise or consent includes all unconditional release of the Indemnifying Party from all liability arising out of such claim. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or comprise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim and does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party's respective affiliates.

     E. In the event an Indemnified Party shall claim a right to payment pursuant to this Agreement, such Indemnified Party shall send written notice of such claim to the appropriate Indemnifying Party. Such notice shall specify the basis for such claim. As promptly as possible after the Indemnified Party has given such notice, such Indemnified Party and the appropriate Indemnifying Party shall establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and, within five business days of the final determination of the merits and amount of such claim, the Indemnifying Party shall deliver to the Indemnified Party in immediately available funds an amount equal to such claim as determined hereunder.

     10. TERMINATION RIGHTS

     A. Either party may terminate this Agreement on 10 business days' written notice to the other party in the event of a breach of any material provision of this Agreement by such other party, provided that the breaching party fails to cure such breach during the 10-day period.

     B. Upon termination or expiration of this Agreement, Horizon shall return to CryoLife, at CryoLife's cost, all raw materials, work in progress, and finished goods inventory of the CryoLife Products in its possession as of the date of such termination or expiration, along with any Equipment.

     11. GENERAL

     A. Amendment. This Agreement may be modified only by a written document signed by duly authorized representatives of the parties.

     B. Force Majeure. A party shall not be liable for, a failure or delay in the performance of any of its obligations under this Agreement where such failure or delay is the result of fire, flood, or other natural disaster, act of God, war, embargo, riot, labor dispute, unavailability of raw materials, or the intervention of any government authority, providing that the party failing in or delaying its performance promptly notifies the other party of its inability to perform and states the reason for such inability.

     C. Assignment. This Agreement may not be assigned by any party hereto without the written consent of the other party. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, and shall be enforceable by, the respective successor and assigns of the parties hereto.

     D. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     E. Choice of Law. This Agreement, and the rights and obligations of the parties, shall be interpreted and governed in accordance with the laws of the State of Georgia, without giving effect to its conflicts of law provisions.

     F. Waiver. Should either of the parties fail to exercise or enforce any provision of this Agreement, or waive any right to respect thereto, such failure or waiver shall not be construed as constituting a waiver or a continuing waiver of its rights to enforce any other provision or right.

     G. Severability. If any provision of this Agreement or the application thereof for any reason shall be declared invalid or unenforceable, the remainder of this Agreement shall not be affected, and each remaining provision shall be valid and enforceable to the fullest extent.

     H. Limitation of Liability. IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM ANOTHER PARTY'S PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, OR THE FURNISHING, PERFORMANCE, OR USE OF ANY GOODS OR SERVICES SOLD PURSUANT HERETO, WHETHER DUE TO BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE OR OTHERWISE, REGARDLESS OF WHETHER THE NONPERFORMING PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR NOT. IN NO EVENT SHALL HORIZON'S LIABILITY HEREUNDER EXCEED $5,000,000 (THE "CAP AMOUNT"); PROVIDED THE PROVISIONS OF SECTION 9A(i) AND 9A(iii) SHALL NOT BE SUBJECT TO THE CAP AMOUNT, AND THERE SHALL BE NO LIMITATION ON THE INDEMNIFICATION OBLIGATIONS OF HORIZON ARISING UNDER OR PURSUANT TO SUCH SECTIONS.

     I.  Effect.  The  headings  and  sub-headings   contained  herein  are  for
information purposes only and shall have no effect upon the intended purpose or interpretation of the provisions of this Agreement.

     J. Entire Agreement. This Agreement, the Asset Purchase Agreement of even date herewith between Horizon and IFM, and the Exhibits hereto and thereto, constitute the entire agreement and understanding between the parties with respect to the subject matter of this Agreement and integrates all prior discussions and proposals (whether oral or written) between them related to the subject matter hereof.

     K. No Partnership Or Agent Created. The relationship of Horizon and CryoLife shall be that of independent contractors only. Nothing in this Agreement shall be construed as ranking one party an agent or legal representative of the other or otherwise as having the power or authority to bind the other in any manner.

     L. Binding Effect. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and permitted assigns.

     M. Notices. Any notice to be made in connection with any right or obligation arising under this Agreement shall be provided by (a) personal delivery (including delivery by Federal Express or similar reputable express courier), (b) telecopy, with written confirmation of receipt received and a copy sent by the method described in (a), or (c) registered by one party to the other at the following addresses. Said notices shall be deemed to be effective upon receipt by the receiving party thereof.

          Horizon:                  Horizon Medical Products, Inc.
                                    Seven North Parkway Square
                                    4200 Northside Parkway, N.W.
                                    Atlanta, Georgia 30327
                                    Attention:  Robert M. Dodge
                                    Fax:  404/264/9919

          with copies to:           Nat G. Slaughter, III
                                    Slaughter & Virgin, P.C.
                                    400 Colony Square; Suite 1110
                                    1201 Peachtree Street, N.E.
                                    Atlanta, Georgia 30361
                                    Fax:  404/872-7879

          and                       King & Spalding
                                    191 Peachtree Street
                                    Atlanta, Georgia 30303
                                    Attention:  Jon R. Harris, Jr.
                                    Fax:  404/572-5100

          CryoLife:                 CryoLife, Inc.
                                    1655 Roberts Blvd., N.W.
                                    Kennesaw, Georgia 30144
                                    Attention:  Vice President of Finance
                                    Fax:  770/590-3754

          with a copy to:           Arnall Golden & Gregory, LLP
                                    2800 One Atlantic Center
                                    1201 West Peachtree Street
                                    Atlanta, Georgia 30309-3450
                                    Attention:  Clinton D. Richardson
                                    Fax: 404/873-8665

Either party may change its address by written notice given to the other party in the manner set forth above.

     N. Attorneys Fees. If any action at law or in equity is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

     O. Survival. The provisions of Sections 2D, 3F, 4, 5C, 9, 10B, 11E, 11H, 11J, 11N, and 11O shall survive any termination of this Agreement.

     P. Key Employee. If, the event of the termination of the employment of Rick Howard (excluding a termination of Howard by Horizon), CryoLife shall, upon Horizon's request, make the services of Bill Wright available to Horizon for up to one day per week for the remaining term of the Agreement to assist Horizon in meeting its obligations hereunder. Provided, however, that Horizon shall pay any and all travel costs associated with the provision of such services by Bill Wright.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have each caused to be affixed hereto its or his/her hand and seal the day indicated.

CryoLife, Inc.                          Horizon Medical Products, Inc.

By:                                     By:
   --------------------------------         --------------------------------
Title:                                  Title:
   --------------------------------         --------------------------------
Date:                                   Date:
   --------------------------------         --------------------------------

                                    Exhibit H

                      Form of Transition Services Agreement

See attached.

                                                                       Exhibit H

                      FORM OF TRANSITION SERVICES AGREEMENT

     This TRANSITION SERVICES AGREEMENT ("Agreement") is entered into this 9th day of October, 2000 by and among Horizon Medical Products, Inc., a Georgia corporation (the "Company"), Ideas for Medicine, Inc., a Florida corporation (the "Seller") and wholly-owned subsidiary of CryoLife, Inc. ("Provider"). The Seller, Provider and the Company may each be referred to herein as a "Party" and/or the "Parties" as the case may require.

                                    RECITALS

     WHEREAS, the Company and Seller have entered into that certain Asset Purchase Agreement, dated as of October 9, 2000 (hereinafter the "Purchase Agreement");

     WHEREAS, pursuant to the terms and conditions of the Purchase Agreement, the Company intends to purchase the Seller's business as a going concern, and the Company proposes to assume certain of the liabilities and obligations of the Seller;

     WHEREAS, the Seller is in the medical device manufacturing business (the "Business");

     WHEREAS, after the Closing Date, the Company will operate the Business,

     WHEREAS, prior to the date hereof, the Seller, Provider and their affiliates have provided the Business with certain services, and

     WHEREAS, in order to support the continued and uninterrupted operation of the Business following the Closing, the parties desire to enter into this Agreement, pursuant to which the Provider will provide, for the time periods and consideration described below, certain of the services that have been provided by the Seller, Provider and their affiliates to the Business prior to the Closing Date.

     NOW,   THEREFORE,   in  furtherance  of  the  foregoing   premises  and  in
consideration of the mutual covenants and obligations hereinafter set forth the parties hereto, intending to be legally bound hereby do agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 The "Closing Date" shall be the date of closing of the transactions described in the Purchase Agreement.

     1.2 Capitalized terms not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.

                                    ARTICLE 2
               SERVICES TO BE PROVIDED BY THE SELLER AND PROVIDER

     Following the Closing Date, Provider shall provide to the Company the services (individually or collectively referred to herein as, the "Service(s)") set forth on Exhibit A for the term of this Agreement as set forth in Section
7.1 hereof.

                                    ARTICLE 3
                                TERMS OF SERVICE

     3.1 The attached Exhibit A of Services are subject to change with the Parties' mutual written consent with respect to which the Parties agree to deal with one another in good faith in considering changes. The Parties have made good faith efforts as of the date hereof to identify each Service and to otherwise complete the content of Exhibit A to this Agreement.

     3.2 The Company is contracting for provision of the Services on an "as-is" basis. It will be at Provider's discretion as to whether enhancements or modifications to these systems will be made available to the Company. Provider shall not be obligated to make any modifications to Provider's systems at the Company's request, except as the parties may agree in writing. To the extent that it is necessary for the Company to provide information and/or materials to Provider in order for Provider to perform the Services, the Company will provide such information and/or materials in a timely manner.

     3.3 The Services rendered by Provider hereunder are to be provided at no cost to the Company in consideration for the discount provided by the Company to Provider as reflected in that certain Manufacturing, Assembly and Packaging Agreement, dated as of October 9, 2000, by and between the Company and Provider. Costs to support the ultimate separation of the Company from Provider and the implementation of the Company's own independent systems and services will be paid entirely by the Company. Provider agrees to cooperate as reasonably requested by the Company in order to effectuate such separation.


                                    ARTICLE 4
                               ADDITIONAL SERVICES

     In addition to the specific services and facilities described above, the Parties acknowledge that there may be additional services and facilities which have not been identified herein but which have been used by the Business prior to the Closing Date and which shall continue to be required or desired by the Company until December 31, 2000, or such later date as the Parties may agree upon. If any such additional services or facilities are identified and requested by the Company, the Seller and the Company shall negotiate with one another in good faith over the terms and provisions of furnishing the services.

                                    ARTICLE 5
                    LIMITATION OF LIABILITY; INDEMNIFICATION

     5.1 Limitation of Liability.

     (a) Provider shall not have any liability to the Company for any loss, damage, cost, or expense, including without limitation, any special, indirect, incidental or consequential damages, of the Company allegedly arising out of Provider's performance of the services to be provided by Articles 2, 3 and 4 hereof or Provider's acts or omission in connection with its performance of such services; provided, however, that this provision shall not apply if: (i) such loss, cost or expense arises out of (A) an act of fraud, embezzlement or criminal activity by Provider or (B) willful misconduct or gross negligence by Provider; or (ii) such loss, cost or expense arises from the failure (other than by reason of an event of force majeure, as provided for in Section 10.2 hereof) or refusal of Provider to comply in any material respect with, and to perform in any material respect its obligations under, this Agreement within ten (10) business days after Provider receives written notice of such failure from the Company.

     (b) The liability of Provider under Section 5.1(a)(ii) shall not exceed Fifty Thousand Dollars ($50,000). No claim under Section 5.1(a)(ii) may be asserted by the Company after the ninetieth (90th) day following the date of termination of this Agreement.

     5.2 Indemnification. The Company shall indemnify Provider, and shall hold Provider harmless against, any loss, damage, cost or expense (including reasonable fees) which Provider may sustain or incur by reason of any claim, demand, suit or recovery by any third party allegedly arising out of Provider's performance of the services to be provided by Articles 2, 3 and 4 hereof or Provider's acts or omissions in connection with its performance of such services except in any instance in which Provider would have any liability under Section
5.1 hereof.

                                    ARTICLE 6
                                   NO WARRANTY

     The level and quality of the Services shall be provided in good faith and at a level and quality comparable to that performed by Provider prior to the date of this Agreement. EXCEPT AS OTHERWISE SET FORTH HEREIN, PROVIDER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT TO THE SERVICES TO BE PROVIDED HEREUNDER INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                    ARTICLE 7
                              TERM AND TERMINATION

     7.1 The term of this Agreement shall begin on the Closing Date. Services shall be provided by Provider hereunder until December 31, 2000, unless otherwise specified herein or in Exhibit A attached hereto.

     7.2 Subject to the provisions of Exhibit A attached hereto, the Company may terminate any Service(s) provided pursuant to this Agreement on thirty (30) days prior written notice to Provider, unless otherwise specified in such Exhibit. If the Company elects to terminate a service, it will bear the costs of interfacing any new system to the remaining Provider systems which it continues to use. The Company shall be liable for any outstanding purchase orders placed with third parties by Provider at the direction of the Company and on the Company's behalf prior to Provider's receipt of the aforesaid written notice of termination.

     7.3 Prior to termination of this Agreement, the Parties shall cooperate with one another to maintain an orderly transfer of Services provided hereunder and shall provide necessary assistance for an orderly transfer thereof.

     7.4 Article 5 of this Agreement shall survive the termination hereof.


                                    ARTICLE 8
                                     PAYMENT

     8.1 Any  out-of-pocket  expense  paid to a third  party,  by  Provider as a result of Services provided hereunder by Provider to the Company shall be invoiced in Provider's customary form and detail and reimbursed by the Company to Provider; provided, however, that any such expenses which individually exceed $1,000 must be approved in advance by the Company, except for expenses incurred in connection with the following services which are hereby approved by the
Company: (i) continuation of AT&T long distance and TI services, (ii) continuation of the services of GTE / Verizon, and (iii) retention of Internet and frame relay connectivity.

     8.2 Payment terms are net, thirty (30) days from date of invoice, and payments shall be made in United States Dollars.

                                    ARTICLE 9
                                 CONFIDENTIALITY

     The Parties acknowledge that in the course of performance of their respective obligations pursuant to this Agreement, each may obtain certain confidential and/or proprietary information of the other or its affiliates or customers, including the terms and conditions of this Agreement. Each Party hereby agrees that all information communicated to it by the other, its affiliates or customers, whether before or after the Closing Date, was received in strict confidence and shall be kept in strict confidence and shall be used only in accordance with this Agreement, and shall not be disclosed by the other

Party,  its agents or employees  without the prior written  consent of the first
Party. In the event that either Party either determines on the advice of its counsel that it is required to disclose any information pursuant to applicable law, or receives any demand under lawful process to disclose or provide information of the other Party that is subject to the confidentiality provisions hereof, such Party shall notify the other Party prior to disclosing and providing such information and shall cooperate at the expense of the requesting Party in seeking any reasonable protective arrangements requested by such other Party. Subject to the foregoing, the Party that receives such request may thereafter disclose or provide information to the extent required by such law (as so advised by counsel) of by lawful process. Furthermore, the Parties shall take reasonable steps necessary to ensure that all information and records relating to the business of Provider and the Company are kept strictly confidential. Notwithstanding the above, this Agreement imposes no obligation on either Party with respect to information that is or becomes a matter of public knowledge through no fault of that Party, is rightfully obtained by either Party from a third party not in violation of any duty of confidentiality, or is independently developed by either Party without reference to any proprietary or confidential information of the other Party.


                                   ARTICLE 10
                                     GENERAL

     10.1 Amendment. This Agreement may be modified only by a written document signed by duly authorized representatives of the Parties.

     10.2 Force Majeure. A Party shall not be liable for a failure or delay in the performance of any of its obligations under this Agreement where such failure or delay is the result of fire, flood, or other natural disaster, act of God, war, embargo, riot, labor dispute, unavailability of raw materials, or the intervention of any government authority, providing that the Party failing in or delaying its performance promptly notifies the other Party of its inability to perform and states the reason for such inability.

     10.3 Assignment. This Agreement may not be assigned by any Party hereto without the written consent of the other Party. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, and shall be enforceable by, the respective successor and assigns of the Parties hereto.

     10.4 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     10.5 Choice Of Law. This Agreement, and the rights and obligations of the Parties, shall be interpreted and governed in accordance with the laws of the State of Georgia, without giving effect to its conflicts of law provisions.

     10.6 Waiver. Should either of the Parties fail to exercise or enforce any provision of this Agreement, or waive any right in respect thereto, such failure or waiver shall not be construed as constituting a waiver or a continuing waiver of its rights to enforce any other provision or right.

     10.7 Severability. If any provision of this Agreement or the application thereof for any reason shall be declared invalid or unenforceable, the remainder of this Agreement shall not be affected, and each remaining provision shall be valid and enforceable to the fullest extent.

     10.8 Limitation Of Liability. EXCEPT AS SET FORTH IN SECTION 5.1, IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM ANOTHER PARTY'S PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, OR THE FURNISHING, PERFORMANCE, OR USE OF ANY GOODS OR SERVICES SOLD PURSUANT HERETO, WHETHER DUE TO BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE OR OTHERWISE, REGARDLESS OF WHETHER THE NONPERFORMING PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR NOT.

     10.9 Effect. The headings and sub-headings contained herein are for information purposes only and shall have no effect upon the intended purpose or interpretation of the provisions of this Agreement.

     10.10 Entire Agreement. This Agreement, the Purchase Agreement and the Exhibits and Schedules hereto and thereto, constitute the entire agreement and understanding between the Parties with respect to the subject matter of this Agreement and integrates all prior discussions and proposals (whether oral or written) between them related to the subject matter hereof.

     10.11 No Partnership Or Agent Created. The relationship of Provider and the Company shall be that of independent contractors only. Nothing in this Agreement shall be construed as ranking one party an agent or legal representative of the other or otherwise as having the power or authority to bind the other in any manner.

     10.12 Binding Effect. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the Parties and to their respective successors and permitted assigns.

     10.13 Notices. Any notice to be made in connection with any right or obligation arising under this Agreement. shall be provided by (a) personal delivery (including delivery by Federal Express or similar reputable express courier), (b) telecopy, with written confirmation of receipt received and a copy sent by the method described in (a), or (c) registered mail by one party to the other at the following addresses. Said notices shall be deemed to be effective upon receipt by the receiving party thereof.

         Company:                  Horizon Medical Products, Inc.
                                   Seven North Parkway Square
                                   4200 Northside Parkway, N.W.
                                   Atlanta, Georgia 30327
                                   Attention:  Robert M. Dodge
                                   Fax:  404/264/9919

         With copies to:           Nat G. Slaughter, III
                                   Slaughter & Virgin, P.C.
                                   400 Colony Square; Suite 1110
                                   1201 Peachtree Street, N.E.
                                   Atlanta, Georgia 30361
                                   Fax:  404/872-7879

         and:                      King & Spalding
                                   191 Peachtree Street
                                   Atlanta, Georgia 30303
                                   Attention:  Jon R. Harris, Jr.
                                   Fax:  404/572-5100

         Seller:                   Ideas for Medicine, Inc.
                                   c/o CryoLife, Inc.
                                   1655 Roberts Blvd., N.W.
                                   Kennesaw, Georgia 30144
                                   Attention:  Vice President of Finance
                                   Fax:  770/590-3754

         With a copy to:           Arnall Golden & Gregory, LLP
                                   2800 One Atlantic Center
                                   1201 West Peachtree Street
                                   Atlanta, Georgia 30309-3450
                                   Attention:  Clinton D. Richardson
                                   Fax: 404/873-8665

         Provider:                 CryoLife, Inc.
                                   1655 Roberts Blvd., N.W.
                                   Kennesaw, Georgia 30144
                                   Attention:  Vice President of Finance
                                   Fax:  770/590-3754

     Either party may change its address by written notice given to the other Party in the manner set forth above.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed as of the day and year first above written.


                                 HORIZON MEDICAL PRODUCTS, INC.

                                 By:
                                      --------------------------------
                                       Name:
                                       Title:



                                 IDEAS FOR MEDICINE, INC.

                                 By:
                                      --------------------------------
                                       Name:
                                       Title:



                                 CRYOLIFE, INC.

                                 By:
                                      --------------------------------
                                       Name:
                                       Title:

                                    Exhibit I

                           Form of Security Agreement

See attached.

                                                                       Exhibit I

                           FORM OF SECURITY AGREEMENT

     THIS SECURITY AGREEMENT ("Agreement") is made as of the day of October, 2000, by HORIZON MEDICAL PRODUCTS, INC., a Georgia corporation ("Horizon") in favor of IDEAS FOR MEDICINE, INC., a Florida corporation (together with its successors, assigns and transferees, "IFM").

                              PRELIMINARY STATEMENT

     This Agreement is made to secure all of the following (individually and collectively the "Indebtedness"):

     Payment of the principal balance, together with interest, costs and all other sums, to be paid according to that certain Promissory Note ("Note"), by Horizon to IFM, made as of the date of this Agreement by Horizon, together with any and all extensions, renewals, modifications, substitutions or replacements thereof; and the performance of the covenants and obligations of Horizon due or to become due to IFM under this Agreement and/or under any and all other documents and instruments evidencing and/or securing payment of all amounts due under the Note (collectively, the "Loan Documents"), and the repayment of all costs, expenses, advances and other sums incurred and/or expended by IFM in connection with performance of those covenants and obligations.


     In consideration of the above facts and the mutual promises of the parties, and as security for the purposes stated above and elsewhere in this Agreement, the parties agree as follows:

     1. Grant of Security Interest. Horizon hereby grants IFM a security interest in the following described property (collectively, the "Collateral"):

          (i) presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other Security therefor, as well as all merchandise returned to or reclaimed by Borrower relating to any of the foregoing (collectively, "Accounts");

          (ii) present and future general intangibles and other personal property (including choses or things in action, goodwill, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, monies due under any royalty or licensing agreements, infringement claims, computer programs, computer discs, computer tapes, literature, reports, catalogs deposit accounts, insurance premium rebates, tax refunds, and tax refund claims) other than (A) goods and Accounts relating to any of the foregoing, or (B) patents, trade names, trademarks, servicemarks, or copyrights (collectively, "General Intangibles");

          (iii) present and future letters of credit, notes, drafts, instruments, certificated and uncertificated securities, documents, leases, and chattel paper relating to any of the foregoing (collectively, "Negotiable Collateral");

          (iv) present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above, relating to any of the foregoing (collectively, "Inventory");

          (v) present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, dies, jigs, goods (other than consumer goods or farm products), and any interest in any of the foregoing, and all attachments, accessories, accessions, additions, and improvements to any of the foregoing, wherever located (collectively, "Equipment");

          (vi) substitutions, replacements, additions, accessions, proceeds, products to or of any of the foregoing (other than substitutions or replacements of Equipment after the date hereof), including, but not limited to, proceeds of insurance covering any of the foregoing, or any portion thereof, and any and all Accounts, General Intangibles, Negotiable Collateral, Inventory, Equipment, money, deposits, accounts, or other tangible or intangible property resulting from the sale or other disposition of the Accounts, General Intangibles, Negotiable Collateral, Inventory, Equipment, or any portion thereof or interest therein and the proceeds thereof.

Notwithstanding anything to the contrary contained herein, Horizon's grant of a security interest is only as to (i) the Accounts, Negotiable Collateral, Inventory, and Equipment acquired pursuant to that certain Asset Purchase Agreement between Horizon and IFM dated as of May 19, 1998 (the "First Purchase Agreement"), that certain Asset Purchase Agreement between Horizon and IFM dated as of September 30, 1998 (the "Second Purchase Agreement"), (ii) the Accounts, General Intangibles, Negotiable Collateral, Inventory, and Equipment acquired pursuant to that certain Asset Purchase Agreement between Horizon and IFM of even date herewith (the "Third Purchase Agreement"), and (iii) substitutions, replacements, additions, accessions, proceeds, products to or of any of the foregoing (other than substitutions or replacements of Equipment after the date hereof) (the "Pledged Assets"). IFM's security interest shall not attach to any property of Horizon other than the Pledged Assets.

     2. WARRANTIES AND REPRESENTATIONS. Horizon warrants and covenants to IFM as follows:

     (a) Payment of Indebtedness. Horizon will pay the Indebtedness and perform all obligations related to the Indebtedness when due, whether by maturity, acceleration or otherwise.

     (b) Authority. This Agreement is the valid and binding obligation of Horizon, enforceable in accordance with its terms except as limited by creditors' rights and equity. Horizon is organized and validly existing and in good standing under the laws of the State of Georgia and the execution, delivery and performance of this Agreement has been duly authorized by all necessary action of Horizon's board of directors, and will not violate Horizon's governing instruments or other material agreements.

     (c) Name; Address; Location of Collateral. Horizon's name and address and the location of the Collateral are accurately set forth on the signature page of this Agreement.

     (d) Title to Collateral. Horizon has good and marketable title to the Collateral. Horizon will keep the Collateral free of all other liens, encumbrances and security interests and will defend title to the Collateral against all claims and demands of all persons at any time claiming any interest in the Collateral except for the security interest associated with the Bank Indebtedness (as defined in the Third Asset Purchase Agreement as set forth in
(a) that certain Subordination Agreement ("Subordination Agreement"), dated of even date herewith, by and between Bank of America, N.A. and IFM, and (b) any future subordination agreements entered into in connection therewith (collectively, the "Security Interest").

     (e) Priority of Security Interest. The execution and delivery of this Agreement creates a valid security interest in the Collateral, and upon the filing of a UCC-1 financing statement with (i) the Clerk of the Superior Court of any county in the State of Georgia and (ii) the Secretary of State of the State of Florida, IFM will have a perfected second security interest in the Collateral, subject to no other lien, encumbrance or security interest except for the Security Interest to the extent one can perfect by filing a financing statement under Article 9 of the UCC and except for rights of Landlord under the Commercial Lease Agreement or Florida law.

     (f) Financing Statements. Horizon will execute financing statement(s) in form acceptable to IFM and will pay the cost of filing financing statement(s) in all public offices wherever filing is deemed reasonably necessary by IFM. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the UCC and may be filed by IFM in any filing office.

     (g) Payment of Taxes and Insurance Premiums. Horizon shall pay when due and before any interest, collection fees or penalties accrue, all taxes, expenses, assessments, liens or other charges (collectively, "Taxes") which may now or hereafter be levied or assessed against the Collateral unless Horizon is contesting such Taxes in good faith and has maintained adequate reserves with respect to the payment thereof. Horizon shall also obtain and pay for insurance for the Collateral in an amount consistent with industry standards and/or reasonably acceptable to IFM. Horizon shall furnish proof of payment of taxes or insurance upon request of IFM.

     (h) Maintenance of Collateral. Horizon will maintain the Equipment in good condition and repair, ordinary wear and tear excepted. Horizon will promptly inform IFM of any material loss or diminution in value of the Collateral.

     3. PROHIBITION ON TRANSFER OR MODIFICATION. Horizon shall not transfer, sell, assign, lease or modify the Collateral or any interest therein, any part thereof without the prior written consent of IFM, except for the transfer set forth in the Third Asset Purchase Agreement. Notwithstanding the foregoing, Horizon may use and/or sell the Collateral if the same is in the ordinary Course of Horizon's business and on customary terms and at usual prices.

     4. PROHIBITION ON CHANGE OF NAME, ORGANIZATION OR LOCATION. Horizon shall not assume a different name, conduct its business at any location other than as appears in this Agreement, nor change the location of any of the Collateral without, in each instance, obtaining the prior written consent of IFM thirty
(30) days prior to any such event. Horizon agrees to execute any amendments to financing statement(s) required in connection with this Section 4 in form acceptable to IFM, and will pay the filing fees and costs actually incurred by IFM in connection with any such amendments.

     5. EXAMINATION OF RECORDS AND COLLATERAL. Horizon shall keep full and accurate records related to the Collateral, and such records shall be open to inspection and duplication by IFM at all reasonable times upon reasonable prior notice. Upon reasonable notice to Horizon and at reasonable times, IFM may enter upon any property owned by or in the possession of Horizon to examine and inspect the Collateral. Horizon shall provide IFM as soon as practicable with any information concerning the Collateral as IFM may reasonably request at any time.

     6. REIMBURSEMENT OF EXPENSES. Horizon shall reimburse IFM for all reasonable costs and expenses, including reasonable attorneys' fees, actually incurred by IFM in enforcing the rights of IFM under this Agreement except for inspection of records. All costs, expenses and fees of any nature for which Horizon is obligated to reimburse or indemnify IFM are part of the Indebtedness secured by this Agreement and are payable upon demand, unless expressly provided otherwise, with interest until repaid at the highest rate charged on any of the Indebtedness (but not to exceed the maximum rate permitted by law).

     7. RIGHTS AND OBLIGATIONS OF IFM. In the event that Horizon fails to pay taxes, maintain insurance or perform any other obligation arising under this Agreement, IFM may pay or perform such obligation(s) for the account of Horizon and the same shall be added to the Indebtedness and shall be immediately due and payable together with interest at the highest rate charged by IFM on any of the Indebtedness (but not to exceed the maximum rate permitted by law). IFM shall not be liable for any loss to the Collateral nor shall such loss reduce the balance due.

     8. INDEMNIFICATION. Horizon shall indemnify and save IFM harmless from all claims, obligations, costs, expenses, including attorneys' fees, and causes of action or other rights asserted against IFM and relating to breach of this Agreement by Horizon.

     9. EVENTS OF DEFAULT AND REMEDIES.

     (a) Events of Default. Any of the following events shall, for purposes of this Agreement, constitute an "Event of Default":

          (i) Failure by Horizon to pay any amount owing on or with respect to the Indebtedness when due, whether by maturity, acceleration or otherwise, which failure continues for ten (10) days after the due date of such amount.

          (ii) Any failure by Horizon to comply with, or breach by Horizon of, any of the non-monetary terms, provisions, warranties or covenants of any Note, this Agreement or the other Loan Documents, which failure continues for thirty (30) days after the date of written notice to Horizon (or any Guarantor) from IFM of such failure.

          (iii) The insolvency of Horizon or the admission in writing of Horizon's or any guarantor's inability to pay debts as they mature.

          (iv) Any material statement, representation or information made or furnished by or on behalf of Horizon to IFM in connection with or to induce IFM to provide any of the Indebtedness shall prove to be false or materially misleading when made or furnished.

          (v) Institution of bankruptcy, reorganization, insolvency or other similar proceedings by or against Horizon, unless, in the case of a petition filed against Horizon, the same is dismissed within sixty (60) days of filing.

          (vi) The issuance or filing of any judgment, attachment, levy, garnishment or the commencement of any related proceeding upon or in respect to Horizon or the Collateral in which the amount of such judgment, attachment, levy, garnishment or the amount in controversy in any related proceeding exceed $50,000.

          (vii) Dissolution, merger or consolidation in which Horizon is not the surviving entity, termination of existence, insolvency, or assignment for the benefit of creditors of or by Horizon.

          (viii) Any failure by Horizon to comply with or breach by Horizon (after giving of any required notice) and expiration of an applicable cure period) Sublease Agreement (the "Sublease"), by and between IFM of event date herewith.

     (b) Remedies Upon Event of Default. Upon the occurrence of any Event of Default, IFM shall have the following rights:

          (i) Declare all or part of the Indebtedness immediately due and payable.

          (ii) Horizon agrees, upon request of IFM, to assemble the Collateral and make it available to IFM at any place which is reasonably convenient for Horizon and IFM. Horizon grants IFM permission to enter upon any premises owned or occupied by Horizon for the purpose of taking possession of the Collateral.

          (iii) Subject to the rights of Bank of America, N.A. under the Subordination Agreement, IFM shall have the right to take possession of the Collateral, with or without demand, and with or without process of law. Subject to the rights of Bank of America, N.A. under the Subordination Agreement, IFM shall have the right to sell and dispose of the Collateral and to distribute the proceeds according to law. In connection with the right of IFM to take possession of the Collateral, IFM may take possession of any other items of property in or on the Collateral at the time of taking possession and hold them for Horizon without liability on the part of IFM. If there is any statutory requirement for notice, that requirement shall be met if IFM shall send notice to Horizon at least ten (10) days prior to the date of sale, disposition or other event giving rise to the required notice. Horizon shall be liable for any deficiency remaining after disposition of the Collateral.

          (iv) IFM shall also have any one or more of the rights and remedies under the UCC or at law or equity to enforce the payment of the Indebtedness.

     (c) Remedies Generally.

          (i) All remedies provided for in Section 9(b) shall be available to the extent not prohibited by law. Each remedy shall be cumulative and additional to any other remedy of IFM at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of, or acquiescence in, any such default or Event of Default.

          (ii) IFM may waive any Event of Default and may rescind any declaration of maturity of payments on the Indebtedness. In case of such waiver or rescission Horizon and IFM shall be restored to their respective former positions and rights under this Agreement. Any waiver by IFM of any default or Event of Default shall be in writing and shall be limited to the particular default waived and shall not be deemed to waive any other default.

     (d) Application of Proceeds. Any proceeds received by IFM from the exercise of remedies pursuant to Section 9(b) of this Agreement shall be applied as follows:

          (i) First, to pay all costs and expenses incidental to the leasing, foreclosure, sale or other disposition of the Collateral. These costs and expenses shall include, without limit, any costs and expenses incurred by IFM (including, without limit, attorneys' fees and disbursements actually incurred), and any taxes and assessments or other liens and encumbrances prior to the lien of this Agreement.

          (ii) Second, to all sums expended or incurred by IFM, directly or indirectly in carrying out any term, covenant or agreement under this Agreement or any related document, together with interest as provided in this Agreement.

          (iii) Third, to the payment of the Indebtedness. If the proceeds are insufficient to fully pay the Indebtedness, then application shall be made first to late charges and interest accrued and unpaid, then to any applicable prepayment premium, and then to unpaid fees and other charges, then to the outstanding principal balance.

          (iv) Fourth, any surplus remaining shall be paid to Horizon or to whomsoever may be lawfully entitled.

     (e) Further Actions. Promptly upon the request of IFM, Horizon shall execute, acknowledge and deliver any and all further documents, security agreements, financing statements and assurances, and do or cause to be done all further acts as IFM may acquire to confirm and protect the lien of this Agreement or otherwise to accomplish the purposes of this Agreement.

     (f) Attorneys Fees. Any reference in this Agreement to attorneys' fees shall refer to reasonable fees, charges, costs and expenses of outside attorneys and paralegals actually incurred, whether or not a suit or proceeding is instituted, and whether incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding, in consultation with counsel, or otherwise.

     10. TERMINATION OF FINANCING STATEMENTS. IFM shall execute and deliver to Horizon, within ten (10) business days after the written request of Horizon, UCC termination statements with respect to the Collateral secured hereunder, provided that (a) Horizon shall not be in default under any of the terms, covenants or conditions of any document or instrument evidencing or securing the Indebtedness; (b) the outstanding principal balance of any Note, together with interest, premiums, costs and all other sums on that amount, shall be paid in full; and (c) all termination statements shall be prepared by IFM at Horizon's expense. Upon the filing of such termination statements in accordance with the applicable provisions of the UCC, this Agreement shall be terminated.

     11. MISCELLANEOUS.

     (a) Governing Law. This Agreement shall be construed according to the laws of the State of Georgia.

     (b) Successors and Assigns. This Agreement shall be binding upon the successors and assigns of Horizon including, without limit, any Horizon in possession or trustee in bankruptcy for Horizon, and the rights and privileges of IFM under this Agreement shall inure to the benefit of its successors and assigns. This shall not be deemed a consent by IFM to a conveyance by Horizon of all or any part of the Collateral or of any ownership interest in Horizon.

     (c) Notices. Notice from one party to another relating to this Agreement shall be made pursuant to the Note.

     (d) Entire Agreements; Amendments. This Agreement. the Subordination Agreement, and the Third Asset Purchase Agreement, and any agreement to which it refers state all rights and obligations of the parties and supersede all other agreements (oral or written) with respect to the security interests granted by this Agreement. Any amendment of this Agreement shall be in writing and shall require the signature of Horizon and IFM.

     (e) Partial Invalidity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement.

     (f) Inspections. Any inspection, audit, appraisal or examination by IFM or its agents of the Collateral or of information or documents pertaining to the Collateral is for the sole purpose of protecting IFM's interest under this Agreement and is not for the benefit or protection of Horizon or any third party.

     (g) Automatic Reinstatement. Notwithstanding any prior revocation, termination, surrender or discharge of this Agreement, the effectiveness of this Agreement shall automatically continue or be reinstated, as the case may be, in the event that:

          (i) Any payment received or credit given by IFM in respect of the Indebtedness is determined to be a preference, impermissible setoff, fraudulent conveyance, diversion of trust funds, or otherwise required to be returned to Horizon or any third party under any applicable state or federal law, including, without limit, laws pertaining to bankruptcy or insolvency, in which case this Agreement shall be enforceable as if any such payment or credit had not been received or given, whether or not IFM relied upon this payment or credit or changed its position as a consequence of it.

          (ii) In the event of continuation or reinstatement of this Agreement, Horizon agrees upon demand by IFM to execute and deliver to IFM those documents which IFM determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Horizon to do so shall not affect in any way the reinstatement or continuation. If Horizon does not execute and deliver to IFM such documents upon demand, IFM and each officer of IFM is irrevocably appointed (which appointment is coupled with an interest) the true and lawful attorney of Horizon (with full power of substitution) to execute and deliver such documents in the name and on behalf of Horizon.

     (h) Assignment. This Agreement is freely assignable, in whole or in part, by IFM without notice to or consent of Horizon. IFM shall be fully discharged from all responsibility accruing hereunder from and after the effective date of any such assignment. IFM's assignee shall, to the extent of the assignment, be vested with all the powers and rights of IFM hereunder (including those granted under Section 9 hereof or otherwise with respect to the Collateral), and to the extent of such assignment the assignee may fully enforce such rights and powers, and all references to IFM shall mean and refer to such assignee. IFM shall retain all rights and powers hereby given not so assigned, transferred and/or delivered. Horizon hereby waives all defenses which Horizon may be entitled to assert against IFM's assignee with respect to liability accruing hereunder prior to the effective date of any assignment of IFM's interest herein. Horizon may not, in whole or in part, directly or indirectly, assign this Agreement or its rights hereunder or delegate its duties hereunder without, in each instance, the specific prior written consent of IFM, which consent may be withheld or delayed in IFM's sole discretion.

     Horizon has executed this Agreement on the day and year first above written.

     Horizon's principal place of business is located in the County of Meriwether, State of Georgia.

     Collateral is located at: 3101 37th Avenue North, St. Petersburg, Florida.

                                  HORIZON:

                                  HORIZON MEDICAL PRODUCTS, INC.



                                  By:
                                      ------------------------------------------
                                  Its:
                                      ------------------------------------------


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